Exhibit 10.1

ENERGY TRANSITION PROPERTY SERVICING AGREEMENT

by and between

CLECO SECURITIZATION II LLC

Issuer

and

CLECO POWER LLC

Servicer

Acknowledged and Accepted by

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

Dated as of March 12, 2025

TABLE OF CONTENTS

i

SCHEDULES, EXHIBITS AND ANNEXES

SCHEDULE 4.01(a)(1) – EXPECTED AMORTIZATION SCHEDULE
SCHEDULE 4.01(a)(2) – EXPECTED SINKING FUND SCHEDULE
EXHIBIT A – FORM OF MONTHLY SERVICER’S CERTIFICATE
EXHIBIT B – FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE
EXHIBIT C-1 – FORM OF SERVICER’S ANNUAL COMPLIANCE CERTIFICATE
EXHIBIT C-2 – FORM OF CERTIFICATE OF COMPLIANCE
ANNEX 1 – SERVICING PROCEDURES

APPENDIX

APPENDIX A – DEFINITIONS AND RULES OF CONSTRUCTION

ii

ENERGY TRANSITION PROPERTY SERVICING AGREEMENT dated as of March 12, 2025 (this “Agreement”) by and between CLECO SECURITIZATION II LLC, a Louisiana limited liability company (the “Issuer”), and CLECO POWER LLC, a Louisiana limited liability company (“Cleco Power”), as the servicer of the Energy Transition Property hereunder (together with each successor to Cleco Power in such capacity pursuant to Section 6.03 or 7.04, the “Servicer”), and acknowledged and accepted by THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee.

RECITALS

WHEREAS, pursuant to the Securitization Act and the Financing Order, Cleco Power, in its capacity as seller under the Sale Agreement (the “Seller”), and the Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling and the Issuer is purchasing the Energy Transition Property created pursuant to the Securitization Act and the Financing Order;

WHEREAS, in connection with its ownership of the Energy Transition Property and in order to collect the Energy Transition Charges, the Issuer desires to engage the Servicer to carry out the functions described herein and the Servicer desires to be so engaged;

WHEREAS, the Issuer desires to engage the Servicer to act on its behalf in obtaining Energy Transition Charge Adjustments from the LPSC and the Servicer desires to be so engaged;

WHEREAS, the Financing Order calls for the Servicer to execute a servicing agreement with the Issuer pursuant to which the Servicer will be required, among other things, to impose and collect the Energy Transition Charges for the benefit and account of the Issuer, to account for and remit the Energy Transition Charges to the Trustee on behalf and for the account of the Issuer in accordance with the remittance procedures contained hereunder without any deduction or surcharge of any kind, and to make periodic Energy Transition Charge Adjustments required or allowed by the Financing Order;

WHEREAS, the Energy Transition Charges may be separately identified on Customers’ Bills or included on the line item on Customers’ Bills for (and with) other securitization charges and the ETC Collections initially will be commingled with other funds collected from Customers;

WHEREAS, a number of parties may have an interest in such commingled collections, and such parties have entered into an Intercreditor Agreement as of the date hereof that allows the party acting as the Utility (as defined therein) to allocate the collected, commingled funds according to each interested party’s interest therein; and

WHEREAS, the Financing Order provides that the LPSC will enforce the obligations imposed by the Financing Order, the LPSC’s applicable substantive rules, and applicable statutory provisions.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01        DEFINITIONS AND RULES OF CONSTRUCTION. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given to such terms in Appendix A, which is hereby incorporated by reference into this Agreement as if set forth fully in this Agreement. Not all terms defined in Appendix A are used in this Agreement. The rules of construction set forth in Appendix A shall apply to this Agreement and are hereby incorporated by reference into this Agreement as if set forth fully in this Agreement.

ARTICLE II

APPOINTMENT AND AUTHORIZATION OF SERVICER

Section 2.01        APPOINTMENT OF THE SERVICER; ACCEPTANCE OF APPOINTMENT.  The Issuer hereby appoints the Servicer, as an independent contractor, and the Servicer hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer or any assignee thereof (or the financing parties) in accordance with the terms of this Agreement. This appointment and the Servicer’s acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

Section 2.02        AUTHORIZATION.  With respect to all or any portion of the Energy Transition Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to:

(a)          execute and deliver, on behalf of itself and/or the Issuer, as the case may be, any and all instruments, documents or notices, and

(b)          on behalf of itself and/or the Issuer, as the case may be, make any filing and participate in Proceedings related to the duties of the Servicer hereunder with any Governmental Authorities, including with the LPSC.

The Issuer shall furnish the Servicer with all executed documents as have been prepared by the Servicer for execution by the Issuer, and with such other documents as may be in the Issuer’s possession, as in each case as the Servicer may determine to be necessary or appropriate to enable the Servicer to carry out its servicing and other duties hereunder. Upon the written request of the Servicer, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

Section 2.03        DOMINION AND CONTROL OVER ENERGY TRANSITION PROPERTY.  Notwithstanding any other provision contained herein, the Servicer and the Issuer agree that the Issuer shall have dominion and control over the Energy Transition Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent of and custodian for the Issuer with respect to the Energy Transition Property and Energy Transition Property Documentation. The Servicer hereby agrees that it shall not take any action that is not authorized by this Agreement or the Financing Order, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer with respect to the Energy Transition Property, in each case unless such action is required by applicable law or court or regulatory order.

ARTICLE III

ROLE OF THE SERVICER

Section 3.01         DUTIES OF THE SERVICER. The Servicer, as agent for the Issuer (to the extent provided herein), shall have the following duties:

(a)          Duties of Servicer Generally. The Servicer’s duties in general shall include:

(i)           calculating and billing the Energy Transition Charges;

(ii)          obtaining meter reads;

(iii)        accounting for Energy Transition Charges;

(iv)         investigating and handling delinquencies (and furnishing required reports with respect to such delinquencies to the Issuer);

(v)          processing and depositing collections and making periodic remittances;

(vi)        furnishing periodic and current reports to the Issuer, the Trustee, the LPSC and the Rating Agencies;

(vii)       monitoring Customer payments of Energy Transition Charges;

(viii)      notifying each Customer of any defaults in its payment obligations and other obligations (including its credit standards), and following such collection procedures as it follows with respect to comparable assets that it services for itself or others;

(ix)         collecting payments of Energy Transition Charges and payments with respect to Energy Transition Property from all persons or entities responsible for paying Energy Transition Charges and other payments with respect to Energy Transition Property to the Servicer under the Financing Order, the Securitization Act, LPSC Regulations or applicable rate schedules and remitting these collections to the Trustee; provided, however, the Issuer and the Servicer acknowledge and agree that pursuant to and as permitted in the Intercreditor Agreement, payments in respect of Energy Transition Charges and the Energy Transition Property may be deposited initially into an account held and processed by Cleco Power in its capacity as the Utility for the benefit of the Servicer, and that Cleco Power in its individual capacity may be replaced as the holder of such account by a Successor Servicer or Designated Account Holder as those terms are defined and as set forth more fully in the Intercreditor Agreement;

(x)          responding to inquiries by Customers, the LPSC or any other Governmental Authority with respect to the Energy Transition Property and the Energy Transition Charges;

(xi)         making all required filings with the LPSC and taking such other action as may be necessary to perfect the Issuer’s ownership interests in and the Trustee’s first priority Lien on the Energy Transition Property and other portions of the Trust Estate; making all filings and taking such other action as may be necessary to perfect and maintain the perfection and priority of the Trustee’s Lien on the Trust Estate;

(xii)       (a) providing certified calculations and other information reasonably requested by agents appointed by the Servicer to enable those agents to perform collection services, if any, properly under the Intercreditor Agreement and (b) monitoring the collections of the agents, if applicable, for compliance with the Intercreditor Agreement;

(xiii)       selling, as the agent for the Issuer, defaulted or written off accounts in accordance with the Servicer’s usual and customary practices;

(xiv)       taking action in connection with Energy Transition Charge Adjustments and allocation of the charges among various classes of Customers as is set forth herein and pursuant to the Financing Order;

(xv)        any other duties specified under the Financing Order to be performed by it.

Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by, and the Servicer shall at all times comply with, the Financing Order, the Securitization Act and any LPSC Regulations, and the federal securities laws and the rules and regulations promulgated thereunder, including, without limitation, Regulation AB and Rule 17g-5, as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Annex 1, as it may be amended from time to time. For the avoidance of doubt, the term “usage” when used herein refers to both kilowatt hour consumption and kilowatt demand.

(b)          Reporting Functions.

(i)           Monthly Servicer’s Certificate. On or before the last Servicer Business Day of each month, the Servicer shall prepare and deliver to the Issuer, the Trustee and the Rating Agencies a written report substantially in the form of Exhibit A (a “Monthly Servicer’s Certificate”) setting forth certain information relating to Energy Transition Charge payments in connection with the Energy Transition Charges received by the Servicer during the Collection Period preceding such date; provided, however, that, for any month in which the Servicer is required to deliver a Semi-Annual Servicer’s Certificate pursuant to Section 4.01(g)(i), the Servicer shall prepare and deliver the Monthly Servicer’s Certificate no later than the date of delivery of such Semi-Annual Servicer’s Certificate.

(ii)          Notification of Laws and Regulations. The Servicer shall immediately notify the Issuer, the Trustee and each Rating Agency in writing when it becomes aware of any Requirement of Law or LPSC Regulations, orders or directions hereafter promulgated that have a material adverse effect on the Servicer’s ability to perform its duties under this Agreement.

(iii)        Other Information. Upon the reasonable request of the Issuer, the Trustee or any Rating Agency, the Servicer shall provide to the Issuer, the Trustee or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Energy Transition Property to the extent it is reasonably available to the Servicer, that may be reasonably necessary and permitted by applicable law for the Issuer, the Trustee or such Rating Agency to monitor the performance by the Servicer hereunder; provided however, that any such request by the Trustee shall not create any obligation for the Trustee to monitor the performance of the Servicer. In addition, so long as any of the Energy Transition Bonds are Outstanding, the Servicer shall provide to the Issuer and to the Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Energy Transition Charges applicable to each Customer Class.

(iv)         Preparation of Reports. The Servicer shall prepare and deliver such additional reports as required under this Agreement, including a copy of each Semi-Annual Servicer’s Certificate described in Section 4.01(g)(i), the annual Servicer’s Compliance Certificate and Certificate of Compliance described in Section 3.03, and the Annual Accountant’s Report described in Section 3.04. In addition, the Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (and/or any other Governmental Authority) by the Issuer or the Sponsor under the U.S. federal securities or other applicable laws or in accordance with the Basic Documents, including, but without limiting the generality of foregoing, filing with the SEC, if applicable and required by applicable law, a copy or copies of (A) the Monthly Servicer’s Certificates described in Section 3.01(b)(i) above (under Form 10-D or any other applicable form), (B) the Semi-Annual Servicer’s Certificates described in Section 4.01(g)(i) (under Form 10-D or any other applicable form), (C) the annual statements of compliance, attestation reports and other certificates described in Section 3.03, and (D) the Annual Accountant’s Report (and any attestation required under Regulation AB) described in Section 3.04. In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign the Issuer’s annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the Servicer’s signature is required by, and consistent with, the U.S. federal securities laws and/or any other applicable law.

(c)          Opinions of Counsel.

The Servicer shall obtain on behalf of the Issuer and deliver to the Issuer and to the Trustee:

(i)           promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel either:

(A)         all actions or filings (including filings with the Louisiana UCC Filing Officer in accordance with the rules prescribed under the Securitization Act and the UCC) necessary to perfect the Lien and security interest created by the Indenture have been taken or made, and reciting the details of such actions and filings, or

(B)          no such actions or filings are necessary to perfect such Lien and security interest.

(ii)          on or before March 31 in each calendar year beginning with the first calendar year beginning March 31, 2026, an Opinion of Counsel, dated as of a date during such calendar year, either:

(A)         all actions or filings (including filings and refilings with the Louisiana UCC Filing Officer in accordance with the rules prescribed under the Securitization Act and the UCC) necessary to maintain perfection of the Lien and security interest created by the Indenture have been taken or made, and reciting the details of such actions and filings, or

(B)         no such actions or filings are necessary to maintain the perfection of such Lien and security interest.

Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such Lien and security interests.

Section 3.02        SERVICING AND MAINTENANCE STANDARDS.  The Servicer shall, on behalf of the Issuer:

(a)          manage, service, administer and make collections in respect of the Energy Transition Property with reasonable care and in material compliance with applicable law and regulations, including all applicable LPSC Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account;

(b)          follow standards, policies and practices in performing its duties as Servicer that are customary in the electric transmission and distribution industry or that the LPSC has mandated and that are consistent with the terms and provisions of the Financing Order, Rate Schedules and existing law;

(c)          use all reasonable efforts, consistent with the Servicer’s Policies and Practices, to enforce and maintain the Issuer’s and the Trustee’s rights in respect of the Energy Transition Property;

(d)          calculate Energy Transition Charges and the allocation of Energy Transition Charges among Customer Classes in compliance with the Securitization Act, the Financing Order, any LPSC order related to the Energy Transition Charge allocation and any applicable rate schedules;

(e)          use all reasonable efforts consistent with the Servicer’s Policies and Practices to collect all amounts owed in respect of the Energy Transition Property as they become due;

(f)          as required by the Intercreditor Agreement, provide all reports to the parties to the Intercreditor Agreement as are necessary to effect collection, allocation and remittance of payments in respect of Energy Transition Charges and other collected funds in accordance with this Agreement and the Intercreditor Agreement;

(g)          make all filings required under the Securitization Act or the applicable UCC to maintain the perfected security interest of the Trustee in the Energy Transition Property and the other portions of the Trust Estate under the Indenture and use all reasonable efforts to otherwise enforce and maintain the Trustee’s rights in respect of the Energy Transition Property and the other portions of the Trust Estate under the Indenture;

(h)          petition the LPSC for adjustments to the Energy Transition Charges that the Servicer determines to be necessary in accordance with the Financing Order; and

(i)           keep on file, in accordance with customary procedures, all documents pertaining to the Energy Transition Property and maintain accurate and complete accounts, records and computer systems pertaining to the Energy Transition Property except where the failure to comply with any of the foregoing would not materially and adversely affect the Issuer’s or the Trustee’s respective interests in the Energy Transition Property. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Energy Transition Property, which, in the Servicer’s judgment, may include the taking of legal action pursuant to Section 5.02(d) hereof or otherwise.

Section 3.03        ANNUAL REPORTS ON COMPLIANCE WITH REGULATION AB.

(a)          The Servicer shall deliver to the Issuer, the Trustee and the Rating Agencies, on or before the earlier of (i) March 31 of each year, beginning March 31, 2026, to and including the March 31 succeeding the retirement of all Energy Transition Bonds or (ii) with respect to each calendar year during which Cleco Power’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, certificates from a Servicer Responsible Officer (A) containing, and certifying as to, the statements of compliance required by Item 1123 (or any successor or similar items or rule) of Regulation AB, as then in effect (the “Annual Compliance Certificate”), and (B) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) (or any successor or similar items or rule) of Regulation AB, as then in effect (the “Certificate of Compliance”), which may be in the form of, or shall include the forms attached hereto as Exhibit C-1 and Exhibit C-2 hereto, with such changes as may be required to conform to applicable U.S. federal securities law.

(b)          The Servicer shall use commercially reasonable efforts to obtain from each other party participating in the servicing function any additional certifications as to the statements and assessment required under Item 1122 (or any successor or similar items or rule) or Item 1123 (or any successor or similar items or rule) of Regulation AB to the extent required in connection with the filing of the Issuer’s annual report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer’s duties hereunder. The parties acknowledge that the Trustee’s certifications shall be limited to the Item 1122 certifications described in Exhibit C of the Indenture.

(c)          The initial Servicer, in its capacity as Sponsor, shall post on its or its parent company’s website and file with or furnish to the SEC, in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, the information described in Section 3.07(g) of the Indenture to the extent such information is reasonably available to the Sponsor.

(d)          Except to the extent permitted by applicable law, the Issuer shall not voluntarily suspend or terminate its filing obligations under Section 13 or Section 15(d) of the Exchange Act as an issuing entity with the SEC.

Section 3.04        ANNUAL REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM REPORT.

(a)          The Servicer shall cause a registered independent public accounting firm (which may also provide other services to the Servicer or the Seller) to prepare annually, and the Servicer shall deliver annually to the Issuer, the Trustee and each Rating Agency, on or before the earlier of (a) March 31 of each year, beginning March 31, 2026, to and including the March 31 succeeding the retirement of all Energy Transition Bonds or (b) with respect to each calendar year during which the Issuer’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the Issuer’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, a report addressed to the Servicer (the “Annual Accountant’s Report”), which may be included as part of the Servicer’s assessment of compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB during the immediately preceding calendar year ended December 31 (or, in the case of the first Annual Accountant’s Report, to be delivered on or before March 31, 2026, the period of time from the date of this Agreement through December 31, 2025), in accordance with paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB, identifying the results of such procedures and including any exceptions noted.  In the event that such accounting firm requires the Trustee or the Issuer to agree or consent to the procedures performed by such firm, the Issuer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee shall deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer, and the Trustee shall not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

(b)          The Annual Accountant’s Report shall also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and in accordance with the rules of the Public Company Accounting Oversight Board, and shall include any attestation report required under Item 1122(b) of Regulation AB (or any successor or similar items or rule), as then in effect. The costs of the Annual Accountant’s Report shall be reimbursable as an Operating Expense under the Indenture.

Section 3.05        THIRD-PARTY SUPPLIERS.  So long as any of the Energy Transition Bonds are Outstanding, the Servicer shall take reasonable efforts to assure that no Third-Party Supplier bills or collects Energy Transition Charges on behalf of the Issuer unless permitted by applicable law or regulation and, to the extent permitted by applicable law or regulation, the Rating Agency Condition is satisfied. As long as any of the Energy Transition Bonds are Outstanding, the Servicer will use commercially reasonable efforts to ensure that any Third-Party Supplier provide to the Issuer and to the Trustee, within a reasonable time after written request therefor, any information available to the Third-Party Supplier or reasonably obtainable by it that is necessary to calculate the Energy Transition Charges.

ARTICLE IV

SERVICES RELATED TO ENERGY TRANSITION CHARGE ADJUSTMENTS AND ALLOCATION ADJUSTMENTS

Section 4.01        ENERGY TRANSITION CHARGE ADJUSTMENTS.  From time to time, but at least semi-annually, until the retirement of the Energy Transition Bonds, the Servicer shall identify the need for Energy Transition Charge Adjustments and shall take reasonable action to obtain and implement such Energy Transition Charge Adjustments, all in accordance with the following:

(a)          Expected Amortization Schedule; Expected Sinking Fund Schedule. The Expected Amortization Schedule for the Energy Transition Bonds is attached hereto as Schedule 4.01(a)(1).  The Expected Sinking Fund Schedule for the Energy Transition Bonds is attached hereto as Schedule 4.01(a)(2).

(b)          Semi-Annual Energy Transition Charge Adjustments. The Servicer will calculate and make semi-annual Energy Transition Charge Adjustments as of each Adjustment Date commencing with the first Adjustment Date as follows:

(i)           subtract the preceding period’s Energy Transition Charge revenues collected and remitted from the preceding period’s Periodic Payment Requirement to calculate the under-collection or over-collection from the preceding period;

(ii)          calculate the amount of the Energy Transition Charge Adjustment, by (A) correcting any under-collection or over-collection calculated in step (i) over a period of up to 12 months covering the next two succeeding payment dates (in order to mitigate the size and impact of the adjustment), using the rules that (x) principal payments on the Energy Transition Bonds will be brought on schedule over the next two succeeding Payment Dates, but (y) the resulting periodic billing requirement always must be sufficient to cover Ongoing Financing Costs and interest on the Energy Transition Bonds and (over the next two succeeding bond payment dates) scheduled principal payments on the Energy Transition Bonds on a timely basis, plus (B) adding any amount carried forward from the previous Energy Transition Charge Adjustment by the operation of step (A) above during the preceding Energy Transition Charge Adjustment calculation, plus (C) adding any amount necessary to replenish the Capital Subaccount consistent with Findings of Fact Paragraph 66 and 85 of the Financing Order;

(iii)         add the amount calculated in step (ii) to the upcoming period’s trued-up Periodic Billing Requirement, and subtract the balance, if any, in the Excess Funds Subaccount to determine an adjusted Periodic Billing Requirement for the upcoming period;

(iv)         add the amount, if a positive number, equal to the difference of the return to Cleco Power on Cleco Power’s invested capital in the Issuer for the preceding period minus the actual investment earnings thereon from the eligible investments made by the Trustee at the written direction of the Issuer pursuant to the terms of the Indenture for the preceding period, to the amount calculated in step (iii);

(v)          allocate the result from step (iv) using the allocation factors approved by the LPSC in the Financing Order and develop Customer Class-specific Energy Transition Charge rates based on those allocated dollar amounts in accordance with Cleco Power’s most recently completed annual base revenue forecast; and

(vi)         file those adjusted Energy Transition Charge rates with the LPSC not less than fifteen (15) days prior to the first billing cycle of the Cleco Power revenue month in which the revised Energy Transition Charges will be in effect;

provided, however, that to the extent any Energy Transition Bonds remain outstanding after the Scheduled Final Payment Date of the Tranche A-2 Energy Transition Bonds, Energy Transition Charge Adjustments shall be made quarterly until the Energy Transition Bonds and all associated financing costs are paid in full (and any under-collection shall be corrected for the next Payment Date instead of over a period covering the next two succeeding Payment Dates.

(c)          Interim Energy Transition Charge Adjustment Request. The Servicer may also make interim Energy Transition Charge Adjustments more frequently at any time during the term of the Energy Transition Bonds: (i) if the Servicer forecasts that ETC Collections will be insufficient to make on a timely basis all scheduled payments of interest and other financing costs in respect of the Energy Transition Bonds during the current or next succeeding payment period or bring all principal payments on schedule over the next two succeeding payment dates and/or (ii) to replenish any draws upon the capital subaccount. Any interim Energy Transition Charge Adjustment shall take into account the Periodic Payment Requirement for the next succeeding twelve (12) months. Such adjusted Energy Transition Charge rates shall be filed with the LPSC not less than fifteen (15) days prior to the first billing cycle of the Cleco Power revenue month in which the revised Energy Transition Charges will be in effect.

(d)          Quarterly Energy Transition Charge Adjustment Request. To the extent any Energy Transition Bonds remain outstanding after the Scheduled Final Payment Date of the Tranche A-2 Energy Transition Bonds, semi-annual adjustments as described in Section 4.01(b) above shall be made quarterly until all Energy Transition Bonds and Ongoing Financing Costs are paid in full. Such adjusted energy transition charge rates shall be filed with the LPSC not less than fifteen (15) days prior to the first billing cycle of the Cleco Power revenue month in which the revised Energy Transition Charges will be in effect.

(e)          Non-Standard Energy Transition Charge Adjustment. The Servicer shall request LPSC approval of an amendment to the Energy Transition Charge Adjustment mechanism to make a non-standard Energy Transition Charge Adjustment (under such procedures as shall be proposed by the Servicer and approved by the LPSC at the time) that it deems necessary or appropriate to address any material deviations between ETC Collections and the periodic revenue requirement. No such change shall cause any of the then-current credit ratings of the Energy Transition Bonds to be suspended, withdrawn or downgraded.

(f)          Notification of Adjustment Requests. Whenever the Servicer files an Energy Transition Charge Adjustment request with the LPSC, the Servicer shall send a copy of such filing to the Issuer, the Trustee and the Rating Agencies concurrently therewith and such other persons as are entitled to notice under the Financing Order. If any Energy Transition Charge Adjustment request does not become effective on the applicable date as provided in such filing and in accordance with the Financing Order, the Servicer shall notify the Issuer, the Trustee and the Rating Agencies by the end of the second Servicer Business Day after such applicable date.

(g)          Reconciliation. Not less than annually, the Servicer shall reconcile the remittances of estimated daily collections of Energy Transition Charges (including the estimated write-off amount) made during such reconciliation period with actual ETC Collections during such reconciliation period.

(h)          Reports.

(i)           Servicer’s Certificate. Not later than five (5) Servicer Business Days prior to each Payment Date or Special Payment Date, the Servicer shall deliver a written report substantially in the form of Exhibit B (the “Semi-Annual Servicer’s Certificate”) to the Issuer, the Trustee and the Rating Agencies, which shall include the information in Exhibit B as to the Energy Transition Bonds with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable.

(ii)          Reports to Customers.

(A)         After each revised Energy Transition Charge has gone into effect pursuant to an Energy Transition Charge Adjustment, the Servicer shall, to the extent and in the manner and time frame required by applicable LPSC Regulations, if any, cause to be prepared and delivered to Customers any required notices announcing such revised Energy Transition Charges.

(B)          The Servicer shall comply with the requirements of the Financing Order and the Rate Schedules with respect to the identification of Energy Transition Charges on Bills. In addition, at least once each year, the Servicer shall notify such Customers, in effect, that the Energy Transition Property and the Energy Transition Charges are owned by the Issuer (or its assignee) and not the Seller and that the Servicer is merely the collection agent for the Issuer (or its assignee or pledgee). Such notification shall be delivered to such Customers either by annual Bill inserts with mailed Bills or by statements posted on the “my account” website pages of the Servicer’s internet website.

(C)          The Servicing Fee includes all costs of preparation and delivery incurred in connection with clauses (A) and (B) above, including printing and postage costs.

Section 4.02        LIMITATION OF LIABILITY

(a)          The Issuer and the Servicer expressly agree and acknowledge that:

(i)           In connection with any Energy Transition Charge Adjustment, the Servicer is acting solely in its capacity as the servicing agent of the Issuer hereunder.

(ii)          Neither the Servicer nor the Issuer shall be responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to file the requests required by Section 4.01 in a timely and correct manner or other breach by the Servicer of its duties under this Agreement that materially and adversely affects the Energy Transition Charge Adjustments), by the LPSC in any way related to the Energy Transition Property or in connection with any Energy Transition Charge Adjustment, the subject of any such filings, any proposed Energy Transition Charge Adjustment or the approval of any revised Energy Transition Charges and the scheduled adjustments thereto.

(iii)        Except only to the extent that the Servicer is liable under Section 6.02, (A) the Servicer shall have no liability whatsoever relating to the calculation of the Energy Transition Charges and the adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected electric energy or demand usage volumes, the rate of charge-offs and estimated expenses and fees of the Issuer, so long as the Servicer has not acted in bad faith or in a grossly negligent manner in connection therewith, and (B) the Servicer shall have no liability whatsoever as a result of any Person, including the Holders, not receiving any payment, amount or return anticipated or expected in respect of any Energy Transition Bond generally.

(b)          Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of any liability under Section 6.02 for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its obligations under this Agreement.

ARTICLE V

THE ENERGY TRANSITION PROPERTY

Section 5.01        CUSTODY OF ENERGY TRANSITION PROPERTY RECORDS.  To assure uniform quality in servicing the Energy Transition Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer as custodian of any and all documents and records relating to the Energy Transition Property, that the Servicer shall keep on file, in accordance with its customary procedures, which documents and records are hereby constructively delivered to the Trustee, as pledgee of the Issuer, with respect to all Energy Transition Property.

Section 5.02        DUTIES OF SERVICER AS CUSTODIAN.

(a)          Safekeeping. The Servicer shall hold the Energy Transition Property Documentation on behalf of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to the Energy Transition Property Documentation as shall enable the Issuer and the Trustee, as applicable, to comply with this Agreement, the Sale Agreement and the Indenture. In performing its duties as custodian, including documentation, record keeping, accounts and computer systems, the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall promptly report to the Issuer, the Trustee and the Rating Agencies any material failure on its part to hold the Energy Transition Property Documentation and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Trustee of the Energy Transition Property Documentation. The Servicer’s duties to hold the Energy Transition Property Documentation set forth in this Section 5.02, to the extent such Energy Transition Property Documentation has not been previously transferred to a successor Servicer, shall terminate one year and one day after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer in accordance with ARTICLE VII and (ii) the first date on which no Energy Transition Bonds are Outstanding.

(b)          Maintenance and Access to Records. The Servicer shall maintain the Energy Transition Property Documentation at 2030 Donahue Ferry Road, Pineville, Louisiana or at such other office as shall be specified to the Issuer and to the Trustee by written notice at least thirty (30) days prior to any change in location. The Servicer shall make available, as is reasonably required for the Trustee to perform its duties and obligations under the Indenture and the other Basic Documents, for inspection, audit and copying to the Issuer and the Trustee or their respective duly authorized representatives, attorneys or auditors the Servicer’s records regarding the Energy Transition Property, the Energy Transition Charges and the Energy Transition Property Documentation at such times during normal business hours as the Issuer or the Trustee shall reasonably request and which do not unreasonably interfere with the Servicer’s normal operations. Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any LPSC Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

(c)          Release of Documents. Upon instruction from the Trustee in accordance with the Indenture, the Servicer shall release any Energy Transition Property Documentation to the Trustee, the Trustee’s agent or the Trustee’s designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable.

(d)          Litigation to Defend Energy Transition Property. To the extent not undertaken by the Seller pursuant to Section 4.08 of the Sale Agreement, the Servicer shall negotiate for the retention of legal counsel and such other experts as may be needed to institute and maintain any action or proceeding, on behalf of and in the name of the Issuer, reasonably necessary to compel performance by the LPSC, the Louisiana legislature or the State of Louisiana of any of their respective obligations or duties under the Securitization Act or the Financing Order, as the case may be, with respect to the Energy Transition Charge Adjustment, provided, however, that in circumstances in which the servicing procedures set out in Annex 1 apply, the provisions of this undertaking do not require the Servicer to act in a manner different from the manner that the servicing procedures require. In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of Cleco Power’s electric distribution facilities, including upon the expiration of any franchise agreement, the Servicer, on behalf of and in the name of the Issuer, shall assert that the court ordering such condemnation must treat such municipality as a successor to Cleco Power under the Securitization Act and the Financing Order and that Customers in such municipalities remain responsible for payment of Energy Transition Charges. The Servicer agrees to assist the Issuer and its legal counsel in taking such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal, or modification of, or supplement to the Securitization Act or the Financing Order, or the rights of the Energy Transition Bondholders by executive action, legislative enactment, constitutional amendment or other means that would be adverse to the Energy Transition Bondholders. The costs of any such actions or proceedings shall be payable as an Operating Expense from Energy Transition Charges as an Ongoing Financing Cost (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the priorities set forth in Section 8.02(e) of the Indenture. The amount of any recoveries received by the Servicer as a result of any such action or procedures shall be forwarded to the Trustee for deposit in the Collection Account. The Servicer’s obligations pursuant to this Section 5.02(d) shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to Section 8.02 of the Indenture may be delayed; provided, that, the Servicer is obligated to institute and maintain such action or proceedings only if it is being reimbursed on a current basis for its costs and expenses in taking such actions in accordance with Section 8.02 of the Indenture, and is not required to advance its own funds to satisfy these obligations.

Section 5.03        CUSTODIAN’S INDEMNIFICATION.  THE SERVICER AS CUSTODIAN SHALL INDEMNIFY THE ISSUER, THE MANAGERS AND THE TRUSTEE (FOR ITSELF AND FOR THE BENEFIT OF THE ENERGY TRANSITION BONDHOLDERS) AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PAYMENTS AND CLAIMS, AND REASONABLE COSTS OR EXPENSES, OF ANY KIND WHATSOEVER, INCLUDING REASONABLE OUT-OF-POCKET FEES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) OF INVESTIGATION AND LITIGATION AND ENFORCING THE SERVICER’S INDEMNIFICATION OBLIGATIONS HEREUNDER (COLLECTIVELY, “INDEMNIFIED LOSSES”) THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST EACH SUCH PERSON AS THE RESULT OF ANY GROSSLY NEGLIGENT ACT OR OMISSION IN ANY WAY RELATING TO THE MAINTENANCE AND CUSTODY BY THE SERVICER, AS CUSTODIAN, OF THE ENERGY TRANSITION PROPERTY DOCUMENTATION; PROVIDED, HOWEVER, THAT THE SERVICER SHALL NOT BE LIABLE FOR ANY PORTION OF ANY SUCH AMOUNT RESULTING FROM THE WILLFUL MISCONDUCT, BAD FAITH OR NEGLIGENCE OF THE ISSUER, THE MANAGERS OR THE TRUSTEE, AS THE CASE MAY BE.

INDEMNIFICATION UNDER THIS SECTION 5.03 SHALL SURVIVE RESIGNATION OR REMOVAL OF THE TRUSTEE OR ANY MANAGER AND THE TERMINATION OF THIS AGREEMENT.

Section 5.04        EFFECTIVE PERIOD AND TERMINATION.  The Servicer’s appointment as custodian shall become effective as of the date of this Agreement and shall continue in full force and effect until terminated pursuant to Section 5.02(a). If the Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian shall be terminated effective as of the date on which the termination or resignation of the Servicer is effective. Additionally, if not sooner terminated as provided above, the Servicer’s obligations as custodian shall terminate one year and one day after the date on which no Energy Transition Bonds are Outstanding.

ARTICLE VI

THE SERVICER

Section 6.01        REPRESENTATIONS AND WARRANTIES OF THE SERVICER.  The Servicer makes the following representations and warranties as of the date of this Agreement, and as of such other dates as expressly provided in this Section 6.01, on which the Issuer has relied in acquiring the Energy Transition Property. The representations and warranties shall survive the execution and delivery of this Agreement, the sale of any of the Energy Transition Property to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

(a)          Organization and Good Standing. The Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana, with the limited liability company power and authority to own its properties, to conduct its business as such business is presently conducted and to execute, deliver and carry out the terms of this Agreement and the Intercreditor Agreement and has the requisite power, authority and legal right to service the Energy Transition Property and to hold the Energy Transition Property Documentation as custodian.

(b)          Due Qualification. The Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which it is required to do so (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues or properties or adversely affect the servicing of the Energy Transition Property).

(c)          Power and Authority. The Servicer has the limited liability company power and authority to execute and deliver this Agreement and the Intercreditor Agreement and to carry out the terms thereof; and the execution, delivery and performance of this Agreement and the Intercreditor Agreement have been duly authorized by the Servicer by all necessary limited liability company action.

(d)          Binding Obligation. This Agreement and the Intercreditor Agreement each constitute a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with their terms subject to applicable bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent transfer or conveyance and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a Proceeding in equity or at law.

(e)          No Violation. The consummation of the transactions contemplated by this Agreement and the Intercreditor Agreement (to the extent applicable to the Servicer’s responsibilities thereunder) and the fulfillment of the terms of each  will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a material default under, the articles of organization, operating agreement or any material indenture or any material agreement to which the Servicer is a party or by which it or any of its property is bound or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such agreement (other than any Lien that may be granted under the Basic Documents pursuant to Section 1276 of the Securitization Act); or violate any existing law or any existing order, rule or regulation applicable to the Servicer.

(f)          Approvals. No approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required under an applicable law, rule or regulation in connection with the execution and delivery by the Servicer of this Agreement or the Intercreditor Agreement, the performance by the Servicer of the transactions contemplated hereby or thereby or the fulfillment by the Servicer of the terms of this Agreement or the Intercreditor Agreement, except those that have been obtained or made or that are required by this Agreement to be made in the future by the Servicer, including the Issuance Advice Letter, filings with the LPSC for adjusting Energy Transition Charges and allocation of Energy Transition Charge adjustments pursuant to Section 4.01 and filings with the Louisiana UCC Filing Officer under the Securitization Act and the UCC.

(g)          No Proceedings. There are no Proceedings pending or, to the Servicer’s knowledge, threatened before any Governmental Authority having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Issuer or, to the Servicer’s knowledge, any other Person:

(i)          asserting the invalidity of this Agreement or any of the other Basic Documents;

(ii)          seeking to prevent the issuance of the Energy Transition Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents;

(iii)          seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, this Agreement, any of the other Basic Documents or the Energy Transition Bonds;

(iv)          relating to the Servicer and which might materially and adversely affect the U.S. federal income tax or State income, gross receipts or franchise tax attributes of the Energy Transition Bonds; or

(v)          seeking to prevent the issuance of the Energy Transition Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents.

(h)          Reports and Certificates. Each report and certificate delivered in connection with any filing made to the LPSC by the Servicer on behalf of the Issuer with respect to Energy Transition Charges, Energy Transition Charge Adjustments or allocation of energy transition charges among Customer Classes will be true and correct in all material respects; provided, however, that to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance and the facts known to the Servicer on the date such report or certificate is delivered.

Section 6.02        INDEMNITIES OF THE SERVICER; RELEASE OF CLAIMS.

(a)          THE SERVICER SHALL BE LIABLE IN ACCORDANCE HEREWITH ONLY TO THE EXTENT OF THE OBLIGATIONS SPECIFICALLY UNDERTAKEN BY THE SERVICER UNDER THIS AGREEMENT AND THE INTERCREDITOR AGREEMENT.

(b)          THE SERVICER SHALL INDEMNIFY THE ISSUER, THE TRUSTEE (FOR ITSELF AND ON BEHALF OF THE ENERGY TRANSITION BONDHOLDERS) AND ANY INDEPENDENT MANAGER AND EACH OF THEIR RESPECTIVE TRUSTEES, MEMBERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL INDEMNIFIED LOSSES IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON AS A RESULT OF:

(i)           THE SERVICER’S WILLFUL MISCONDUCT, BAD FAITH OR GROSS NEGLIGENCE IN THE PERFORMANCE OF ITS DUTIES OR OBSERVANCE OF ITS COVENANTS UNDER THIS AGREEMENT OR THE SERVICER’S RECKLESS DISREGARD OF ITS OBLIGATIONS AND DUTIES UNDER THIS AGREEMENT OR THE INTERCREDITOR AGREEMENT;

(ii)          THE SERVICER’S MATERIAL BREACH OF ANY OF ITS REPRESENTATIONS OR WARRANTIES IN THIS AGREEMENT OR THE INTERCREDITOR AGREEMENT THAT RESULT IN A SERVICER DEFAULT; OR

(iii)         LITIGATION AND RELATED EXPENSES RELATING TO THE SERVICER’S STATUS AND OBLIGATIONS AS SERVICER (OTHER THAN ANY PROCEEDING THE SERVICER IS REQUIRED TO INSTITUTE UNDER THIS AGREEMENT);

PROVIDED, HOWEVER, THAT THE SERVICER SHALL NOT BE LIABLE FOR ANY INDEMNIFIED LOSSES RESULTING FROM THE BAD FAITH, WILLFUL MISCONDUCT OR NEGLIGENCE OF ANY PERSON INDEMNIFIED PURSUANT TO THIS SECTION 6.02 (EACH, AN “INDEMNIFIED PERSON”) OR RESULTING FROM A BREACH OF A REPRESENTATION OR WARRANTY MADE BY SUCH INDEMNIFIED PERSON TO THE SERVICER IN ANY BASIC DOCUMENT THAT GIVES RISE TO THE SERVICER’S BREACH.

(c)          PROMPTLY AFTER RECEIPT BY AN INDEMNIFIED PERSON OF WRITTEN NOTICE OF ITS INVOLVEMENT IN ANY ACTION, PROCEEDING OR INVESTIGATION, SUCH INDEMNIFIED PERSON SHALL, IF A CLAIM FOR INDEMNIFICATION IN RESPECT THEREOF IS TO BE MADE AGAINST THE SERVICER UNDER THIS SECTION 6.02, NOTIFY THE SERVICER IN WRITING OF SUCH INVOLVEMENT. FAILURE BY AN INDEMNIFIED PERSON TO SO NOTIFY THE SERVICER SHALL RELIEVE THE SERVICER FROM THE OBLIGATION TO INDEMNIFY AND HOLD HARMLESS SUCH INDEMNIFIED PERSON UNDER THIS SECTION 6.02 ONLY TO THE EXTENT THAT THE SERVICER SUFFERS ACTUAL PREJUDICE AS DETERMINED BY A COURT OF COMPETENT JURISDICTION AS A RESULT OF SUCH FAILURE. WITH RESPECT TO ANY ACTION, PROCEEDING OR INVESTIGATION BROUGHT BY A THIRD PARTY FOR WHICH INDEMNIFICATION MAY BE SOUGHT BY AN INDEMNIFIED PERSON UNDER THIS SECTION 6.02, THE SERVICER SHALL BE ENTITLED TO ASSUME THE DEFENSE OF ANY SUCH ACTION, PROCEEDING OR INVESTIGATION UNLESS (X) SUCH ACTION, PROCEEDING OR INVESTIGATION EXPOSES THE INDEMNIFIED PERSON TO A RISK OF CRIMINAL LIABILITY OR FORFEITURE, (Y) THE SERVICER AND SUCH INDEMNIFIED PERSON HAVE A CONFLICT OF INTEREST IN THEIR RESPECTIVE DEFENSES OF SUCH ACTION, PROCEEDING OR INVESTIGATION OR (Z) THERE EXISTS AT THE TIME THE SERVICER WOULD ASSUME SUCH DEFENSE AN ONGOING SERVICER DEFAULT. UPON ASSUMPTION BY THE SERVICER OF THE DEFENSE OF ANY SUCH ACTION, PROCEEDING OR INVESTIGATION, THE INDEMNIFIED PERSON SHALL HAVE THE RIGHT TO PARTICIPATE IN SUCH ACTION OR PROCEEDING AND TO RETAIN ITS OWN COUNSEL (INCLUDING LOCAL COUNSEL), AND THE SERVICER SHALL BEAR THE REASONABLE FEES, COSTS AND EXPENSES OF SUCH SEPARATE COUNSEL. THE INDEMNIFIED PERSON SHALL NOT SETTLE OR COMPROMISE OR CONSENT TO THE ENTRY OF ANY JUDGMENT WITH RESPECT TO ANY PENDING OR THREATENED CLAIM, ACTION, SUIT OR PROCEEDING IN RESPECT OF WHICH INDEMNIFICATION MAY BE SOUGHT UNDER THIS SECTION 6.02 (WHETHER OR NOT THE SERVICER IS AN ACTUAL OR POTENTIAL PARTY TO SUCH CLAIM OR ACTION) UNLESS THE SERVICER AGREES IN WRITING TO SUCH SETTLEMENT, COMPROMISE OR CONSENT AND SUCH SETTLEMENT, COMPROMISE OR CONSENT INCLUDES AN UNCONDITIONAL RELEASE OF THE SERVICER FROM ALL LIABILITY ARISING OUT OF SUCH CLAIM, ACTION, SUIT OR PROCEEDING.

(d)          THE SERVICER SHALL INDEMNIFY THE TRUSTEE AND ITS RESPECTIVE TRUSTEES, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL INDEMNIFIED LOSSES THAT MAY BE IMPOSED UPON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON AS A RESULT OF THE ACCEPTANCE OR PERFORMANCE OF THE TRUSTS AND DUTIES CONTAINED HEREIN AND IN THE INDENTURE, EXCEPT TO THE EXTENT THAT ANY SUCH LOSS (I) SHALL BE DUE TO THE WILLFUL MISCONDUCT, BAD FAITH OR NEGLIGENCE OF THE TRUSTEE OR (II) SHALL ARISE FROM THE TRUSTEE’S BREACH OF ANY OF ITS REPRESENTATIONS OR WARRANTIES SET FORTH IN THE INDENTURE; PROVIDED, HOWEVER, THAT THE FOREGOING INDEMNITY IS EXTENDED TO THE TRUSTEE SOLELY IN ITS INDIVIDUAL CAPACITY AND NOT FOR THE BENEFIT OF THE ENERGY TRANSITION BONDHOLDERS OR ANY OTHER PERSON. SUCH AMOUNTS WITH RESPECT TO THE TRUSTEE SHALL BE DEPOSITED AND DISTRIBUTED IN ACCORDANCE WITH THE INDENTURE.

(e)          THE SERVICER’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 6.02(b) AND SECTION 6.02(d) FOR EVENTS OCCURRING PRIOR TO THE REMOVAL OR RESIGNATION OF THE TRUSTEE OR ANY INDEPENDENT MANAGER OR THE TERMINATION OF THIS AGREEMENT SHALL SURVIVE THE RESIGNATION OR REMOVAL OF THE TRUSTEE, ANY INDEPENDENT MANAGER OR THE TERMINATION OF THIS AGREEMENT. INDEMNIFICATION UNDER THIS SECTION 6.02 SHALL SURVIVE ANY REPEAL OF, MODIFICATION OF, OR SUPPLEMENT TO, OR JUDICIAL INVALIDATION OF, THE SECURITIZATION ACT OR ANY FINANCING ORDER.

(f)          EXCEPT TO THE EXTENT EXPRESSLY PROVIDED FOR IN THIS AGREEMENT OR THE OTHER BASIC DOCUMENTS (INCLUDING THE SERVICER’S CLAIMS WITH RESPECT TO THE SERVICING FEES AND EXPENSE REIMBURSEMENT, THE ADMINISTRATOR’S CLAIM WITH RESPECT TO THE ADMINISTRATION FEE UNDER THE ADMINISTRATION AGREEMENT, AND THE SELLER’S CLAIM FOR PAYMENT OF THE PURCHASE PRICE OF ENERGY TRANSITION PROPERTY), THE SERVICER HEREBY RELEASES AND DISCHARGES THE ISSUER (INCLUDING ITS MEMBERS, MANAGERS, EMPLOYEES AND AGENTS, IF ANY), ANY INDEPENDENT MANAGER, AND THE TRUSTEE (INCLUDING ITS RESPECTIVE OFFICERS, DIRECTORS AND AGENTS) (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS WHATSOEVER, WHICH THE SERVICER, IN ITS CAPACITY AS SERVICER OR OTHERWISE, SHALL OR MAY HAVE AGAINST ANY SUCH PERSON RELATING TO THE ENERGY TRANSITION PROPERTY OR THE SERVICER’S ACTIVITIES WITH RESPECT THERETO OTHER THAN ANY ACTIONS, CLAIMS AND DEMANDS ARISING OUT OF THE WILLFUL MISCONDUCT, BAD FAITH OR NEGLIGENCE OF THE RELEASED PARTIES.

(g)          THE SERVICER AND THE ISSUER HEREBY ACKNOWLEDGE THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE TRUSTEE IS A THIRD-PARTY BENEFICIARY OF THIS SECTION 6.02 AND IS ENTITLED TO THE BENEFITS OF THE INDEMNITY FROM THE SERVICER CONTAINED HEREIN AND TO BRING ANY ACTION TO ENFORCE SUCH INDEMNIFICATION DIRECTLY AGAINST THE SERVICER.

(h)          THE SERVICER SHALL INDEMNIFY THE LPSC (FOR THE BENEFIT OF CUSTOMERS), THE ISSUER, THE TRUSTEE (FOR ITSELF AND ON BEHALF OF THE ENERGY TRANSITION BONDHOLDERS), AND EACH OF THEIR RESPECTIVE TRUSTEES, MEMBERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FOR, AND DEFEND AND HOLD HARMLESS EACH SUCH PERSON FROM AND AGAINST, ANY AND ALL INDEMNIFIED LOSSES THAT MAY BE IMPOSED UPON, INCURRED BY OR ASSERTED AGAINST ANY SUCH PERSON AS A RESULT OF ANY INCREASE IN THE SERVICING FEE THAT BECOMES PAYABLE PURSUANT TO SECTION 6.07(B) AS A RESULT OF A DEFAULT RESULTING FROM THE SERVICER’S MISCONDUCT, NEGLIGENCE IN PERFORMANCE OF ITS DUTIES OR OBSERVANCE OF ITS COVENANTS UNDER THIS AGREEMENT OR TERMINATION FOR CAUSE OF CLECO POWER OR AN AFFILIATE SERVICER. THE INDEMNIFICATION OBLIGATION SET FORTH IN THIS PARAGRAPH MAY BE ENFORCED BY THE LPSC BUT IS NOT ENFORCEABLE BY ANY THIRD-PARTY COLLECTOR OR ANY CUSTOMER. ANY INDEMNITY PAYMENTS UNDER THIS PARAGRAPH FOR THE BENEFIT OF CUSTOMERS SHALL BE REMITTED TO THE TRUSTEE PROMPTLY FOR DEPOSIT INTO THE COLLECTION ACCOUNT.

Section 6.03        MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SERVICER.  Any Person:

(a)          into which the Servicer may be merged, converted or consolidated and which succeeds to all or substantially all of the electric transmission and distribution business of the Servicer (or, if the transmission and distribution business is split, any Person which the LPSC designates in connection with an order relating to such split),

(b)          which results from the division of the Servicer into two or more Persons and which succeeds to all or substantially all of the electric transmission and distribution business of the Servicer (or, if the transmission and distribution business is split, any Person which the LPSC designates in connection with an order relating to such split),

(c)          which may result from any merger, conversion or consolidation to which the Servicer shall be a party and which succeeds to all or substantially all of the electric transmission and distribution business of the Servicer (or, if the transmission and distribution business is split, any Person which the LPSC designates in connection with an order relating to such split),

(d)          which may purchase or otherwise succeed to the properties and assets of the Servicer either substantially, or as a whole, and which purchases or otherwise succeeds to all or substantially all of the electric transmission and distribution business of the Servicer (or, if the transmission and distribution business is split, any Person which the LPSC designates in connection with an order relating to such split), or

(e)          which may otherwise purchase or succeed to all or substantially all of the electric transmission and distribution business of the Servicer (or, if the transmission and distribution business is split, any Person which the LPSC designates in connection with an order relating to such split), which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement and undertake to collect, account and remit amounts in respect of the Energy Transition Charges from Customers for the benefit and account of the Issuer (or its financing party), shall be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that:

(i)           immediately after giving effect to such transaction, the representations and warranties made pursuant to Section 6.01 shall be true and correct and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing;

(ii)          the Servicer shall have delivered to the Issuer, the Rating Agencies, the LPSC and the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conversion, division or succession and such agreement of assumption comply with this Section 6.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with;

(iii)        the Servicer shall have delivered to the Issuer, the Rating Agencies, the LPSC and the Trustee an Opinion of Counsel either

(A)         stating that, in the opinion of such counsel, all filings to be made by the Servicer, including filings with the Louisiana UCC Filing Officer pursuant to the Securitization Act and the UCC, that are necessary fully to preserve and protect the interests of each of the Issuer and the Trustee in the Energy Transition Property have been executed and filed and are in full force and effect, and reciting the details of such filings, or

(B)         stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interests;

(iv)          the Rating Agencies shall have received prior written notice of such transaction and, if such Person is not an Affiliate of Cleco Power, the Rating Agency Condition shall be satisfied; and

(v)          the Servicer shall have delivered to the Issuer, the LPSC, the Trustee and the Rating Agencies an opinion of independent tax counsel (as selected by, and in form and substance satisfactory to, the Servicer, and which may be based on a ruling from the Internal Revenue Service) to the effect that, for U.S. federal income tax purposes, such transaction will not result in a material adverse U.S. federal income tax consequence to the Issuer or the Energy Transition Bondholders.

The Servicer shall not consummate any transaction referred to in clauses (a), (b), (c), (d) or (e) above except upon execution of the above-described agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above. When any Person acquires the properties and assets of the Servicer substantially as a whole or otherwise becomes the successor to the Servicer in accordance with the terms of this Section 6.03, then upon the satisfaction of all of the other conditions of this Section 6.03, the preceding Servicer shall automatically and without further notice be released from all of its obligations hereunder.

Section 6.04        ASSIGNMENT OF THE SERVICER’S OBLIGATIONS.  The Servicer will not voluntarily assign or outsource its obligations hereunder except (a) as required by the Intercreditor Agreement and (b) with the LPSC’s prior approval and upon a demonstration that the costs under an alternative arrangement will be no more than if the Servicer continued to perform such services itself, or the assignment or outsourcing is to another Affiliate that will provide such services at the same or lower cost than if the Servicer continued to perform such services itself, or the assignment or outsourcing is to a successor entity to the Servicer as the result of a merger or other restructuring that assumes the Servicer’s responsibilities as the servicer and administrator.

Section 6.05        LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS.  Except as otherwise provided in this Agreement, neither the Servicer nor any of the managers, officers, employees or agents of the Servicer shall be liable to the Issuer, its managers, the Energy Transition Bondholders, the Trustee or any other Person, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for good faith errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties under this Agreement or the Intercreditor Agreement. The Servicer and any manager or officer or employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

Except as provided in this Agreement (including Section 5.02), the Servicer shall not be under any obligation to appear in, prosecute or defend any Proceeding that is not directly related to one of the Servicer’s enumerated duties in this Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability; provided, however, that the Servicer may, in respect of any Proceeding, undertake any reasonable action that is not specifically identified in this Agreement as a duty of the Servicer but that the Servicer may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Energy Transition Bondholders under this Agreement. The Servicer’s costs and expenses incurred in connection with any such Proceeding shall be payable from the Collection Account as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with Section 8.02(e) of the Indenture. The Servicer’s obligations pursuant to this Section 6.05 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to the Indenture may be delayed (it being understood that the Servicer may be required initially to advance its own funds to satisfy its obligations hereunder).

Section 6.06        CLECO POWER NOT TO RESIGN AS SERVICER.  Subject to  Section 6.03 and Section 6.04, Cleco Power shall not resign from the obligations and duties imposed on it as Servicer under this Agreement unless the Servicer delivers to the Issuer, the Trustee, the LPSC and each Rating Agency written notice of such resignation at the earliest practicable time and, concurrently therewith or promptly thereafter, an opinion of Independent legal counsel that the Servicer’s performance of its duties under this Agreement shall no longer be permissible under applicable law. No such resignation shall become effective until a Successor Servicer shall have assumed the servicing obligations and duties hereunder of the Servicer in accordance with Section 7.04.

Section 6.07        SERVICING COMPENSATION.

(a)          The Issuer agrees to pay the Servicer on each Payment Date, solely to the extent amounts are available therefor in accordance with the Indenture, the Servicing Fee with respect to the Energy Transition Bonds. For so long as:

(i)           Cleco Power or one of its Affiliates is the Servicer,

(ii)          a successor to Cleco Power or one of its Affiliates is the Servicer due to the operation of the provisions of Section 6.03, or

(iii)         any Person is the Successor Servicer hereunder pursuant to the provisions of Section 6.03 if the predecessor Servicer was Cleco Power or one of its Affiliates,

the amount of the Servicing Fee paid to the Servicer annually shall equal 0.05 % of the Energy Transition Bond Balance on the date of this Agreement and shall be prorated based on the fraction of a calendar year during which the Servicer provides any of the services set forth in this Agreement.

(b)          In the event that a Successor Servicer not an Affiliate of Cleco Power is appointed in accordance with Section 7.04, the amount of Servicing Fee paid to the Servicer annually shall be agreed upon by the Successor Servicer and the Trustee but shall in no event exceed 0.60% of the Energy Transition Bond Balance on the date of this Agreement without the consent of the LPSC and shall be prorated based on the fraction of a calendar year during which the Successor Servicer provides any of the services set forth in this Agreement.

(c)          In addition, the Servicer shall be entitled to be reimbursed by the Issuer for filing fees and fees and expenses for external attorneys, external accountants, printing or other professional services retained by the Issuer and paid for by the Servicer (or procured by the Servicer on behalf of the Issuer and paid for by the Servicer) to meet the Issuer’s obligations under the Basic Documents and other actual items of cost incurred annually to support and service the Energy Transition Bonds and costs incurred under the Sale Agreement (“Reimbursable Expenses”). Except for such Reimbursable Expenses, the Servicer shall be required to pay all other costs and expenses incurred by the Servicer in performing its activities hereunder, including as provided in Section 6.09 (but, for the avoidance of doubt, excluding any such costs and expenses incurred by Cleco Power in its capacity as Administrator).

(d)          The Servicing Fee set forth in Section 6.07(a) shall be paid to the Servicer by the Trustee, on each Payment Date in accordance with the priorities set forth in Section 8.02(e) of the Indenture, by wire transfer of immediately available funds from the Collection Account to an account designated by the Servicer. Any portion of the Servicing Fee not paid on any such date shall be added to the Servicing Fee payable on the next subsequent Payment Date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates, will be paid solely to the extent funds are available. The Servicing Fee will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the Energy Transition Bonds in accordance with the priorities set forth in Section 8.02(e) of the Indenture.

(e)          The Servicer and the Issuer acknowledge and agree that the Servicer’s actual collections of Energy Transition Charges on some days might exceed the Servicer’s deemed collections, and that the Servicer’s actual collections of Energy Transition Charges on other days might be less than the Servicer’s deemed collections. The Servicer and the Issuer further acknowledge and agree that the amount of these variances is likely to be small and are not likely to be biased in favor of over-remittances or under-remittances. Consequently, so long as the Servicer faithfully makes all daily remittances based on the procedures set forth in Section 6.12 and Annex 1 to this Agreement, the Servicer and the Issuer agree that no actual or deemed investment earnings shall be payable in respect of such over-remittances or under-remittances.

(f)          The foregoing fees set forth in this Section 6.07 constitute a fair and reasonable price for the obligations to be performed by the Servicer. The Servicer shall have indemnification obligations for an increased Servicing Fee under certain circumstances, in accordance with Section 6.02(h).

Section 6.08        COMPLIANCE WITH APPLICABLE LAW.  The Servicer covenants and agrees, in servicing the Energy Transition Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to the Energy Transition Property the noncompliance with which would have a material adverse effect on the value of the Energy Transition Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any Requirement of Law that the Servicer is contesting in good faith in accordance with its customary standards and procedures.  It is expressly acknowledged that the payment of fees to the Rating Agencies shall be at the expense of the Issuer and that, if the Servicer advances such payments to the Rating Agencies, the Issuer shall reimburse the Servicer for any such advances.

Section 6.09        SERVICER EXPENSES.  Except as expressly provided elsewhere in this Agreement, including in Section 6.07, the Servicer will not be reimbursed for any expenses incurred by it in connection with its activities hereunder and under the Intercreditor Agreement, including taxes imposed on the Servicer and expenses incurred in connection with reports to Energy Transition Bondholders, and external information technology costs, bank wire fees and internal legal fees related to this Agreement.

Section 6.10        APPOINTMENTS.  The Servicer may at any time appoint any Person to perform all or any portion of its obligations as Servicer hereunder; provided, however, that unless such Person is an Affiliate of Cleco Power, the Rating Agency Condition shall have been satisfied in connection therewith; provided further that the Servicer shall remain obligated and be liable to the Issuer under this Agreement for the servicing and administering of the Energy Transition Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Energy Transition Property. The fees and expenses of any such Person shall be as agreed between the Servicer and such Person from time to time, and none of the Issuer, the Trustee or the Energy Transition Bondholders shall have any responsibility therefor. Any such appointment shall not constitute a Servicer resignation under Section 6.06.

Section 6.11         NO SERVICER ADVANCES.  The Servicer shall not make any advances of interest on or principal of the Energy Transition Bonds.

Section 6.12        REMITTANCES.  (a) The Servicer shall remit Energy Transition Charges to the Trustee each Servicer Business Day, but in no event later than two Servicer Business Days following such Servicer Business Day, based on estimated daily collections using Days Sales Outstanding on retail bills and prior year write-off experience (the “Daily Remittance”) in all respects as provided in Annex 1 and shall make such adjustments as are set out in Annex 1 to adjust for any estimates of actual Energy Transition Charges actually remitted to the Trustee.  The Servicer will remit those Energy Transition Charges for any Servicer Business Day no later than the second Servicer Business Day after that Servicer Business Day. Cleco Power will not be required to credit Customers or the Issuer with any earnings accruing to Cleco Power on transferred and untransferred daily collections of Energy Transition Charges.

(a)  Prior to  (or concurrently with each remittance to the General Subaccount of the Collection Account pursuant to this Section 6.12, the Servicer shall provide written notice (which may be via electronic means, including electronic mail) to the Trustee and, upon request, to the Issuer of each such remittance (including the exact dollar amount to be remitted).  The Servicer shall also, promptly upon receipt, remit to the Collection Account any other proceeds of the Trust Estate that it may receive from time to time.

(b) The Servicer agrees and acknowledges that it holds all Energy Transition Charge payments collected by it and any other proceeds for the Trust Estate received by it for the benefit of the Trustee and the Holders and that all such amounts will be remitted by the Servicer in accordance with this Section 6.12 without any surcharge, fee, offset, charge or other deduction; provided, however, that nothing in this Section 6.12 shall prohibit the Return on Invested Capital to be paid to Cleco Power pursuant to Section 8.02(e)(x) of the Indenture.  The Servicer further agrees not to make any claim to reduce its obligation to remit all Energy Transition Charge payments collected by it in accordance with this Agreement.

(c) Unless otherwise directed to do so by the Issuer, the Servicer shall be responsible for selecting Eligible Investments in which the funds in the Collection Account shall be invested pursuant to Section 8.03 of the Indenture.

Section 6.13        PROTECTION OF TITLE.  The Servicer shall execute and file all filings, including filings with the Louisiana UCC Filing Officer pursuant to the Securitization Act and the Louisiana UCC, and cause to be executed and filed all filings, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interests of the Issuer and the Trustee in the Energy Transition Property, including all filings required under the Securitization Act and the Louisiana UCC relating to the transfer of the ownership or security interest in the Energy Transition Property by the Seller to the Issuer or any security interest granted by the Issuer in the Energy Transition Property. The Servicer shall deliver (or cause to be delivered) to the Issuer and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

Section 6.14        MAINTENANCE OF OPERATIONS.  To the extent that any interest in the Energy Transition Property is assigned, sold, or transferred to an assignee, Cleco Power shall enter into a contract with that assignee that requires Cleco Power to continue to operate its electric transmission and distribution system in order to provide electric services to Cleco Power’s Customers;  and, further, Cleco Power will undertake to collect, account for  and remit amounts in respect of the Energy Transition Charges for the benefit of such assignee (or its financing parties); provided, however, that this provision shall not prohibit Cleco Power from selling, assigning, or otherwise divesting its electric transmission and distribution systems or any part thereof so long as the entity or entities acquiring such system agree to continue operating the facilities to provide electric service to Cleco Power’s LPSC’s jurisdictional Customers.

ARTICLE VII

SERVICER DEFAULT

Section 7.01        SERVICER DEFAULT.  If any one or more of the following events (a “Servicer Default”) shall occur and be continuing:

(a)          any failure by the Servicer to remit to the Collection Account, on behalf of the Issuer, any required remittance by the date that such remittance must be made that continues unremedied for a period of five Servicer Business Days after the date on which written notice thereof shall have been given to the Servicer and the LPSC by the Issuer or the Trustee;

(b)          any failure by the Servicer to duly observe or perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement (other than as provided in Section 7.01(a) or (c)) or any other Basic Document to which it is a party, which failure

(i)           materially and adversely affects the Energy Transition Property or the timely collection of the Energy Transition Charges or the rights of the Energy Transition Bondholders, and

(ii)          continues unremedied for a period of 60 days after the date on which written notice thereof shall have been given to the Servicer by the Trustee or the Issuer (with a copy to the Trustee) or after discovery of such failure by an officer of the Servicer, as the case may be;

(c)          any failure by the Servicer duly to perform its obligations under Section 4.01(b) in the time and manner set forth therein, which failure continues unremedied for a period of five Servicer Business Days;

(d)          any representation or warranty made by the Servicer in this Agreement or any other Basic Document proves to have been incorrect in a material respect when made, which has a material adverse effect on the Energy Transition Bondholders, and which material adverse effect continues unremedied for a period of 60 days after the date on which written notice thereof shall have been given to the Servicer by the Issuer (with a copy to the Trustee) or the Trustee or after discovery of such failure by a Servicer Responsible Officer, as the case may be; or

(e)          an Insolvency Event occurs with respect to the Servicer;

then, so long as the Servicer Default shall not have been remedied, the Trustee shall upon the written instruction of the Majority Holders and with the Issuer’s prior written consent (which shall not be unreasonably withheld), terminate all the rights and obligations (other than the indemnification obligations set forth in Section 6.02 hereof and the obligation under Section 7.04 to continue performing its functions as Servicer until a Successor Servicer is appointed) of the Servicer under this Agreement by notice then given in writing to the Servicer (a “Termination Notice”), and the Trustee shall comply with the provisions of the Intercreditor Agreement.

In addition, upon a Servicer Default, the Energy Transition Bondholders and the Trustee shall be entitled to (i) apply to the 19th Judicial District Court for the Parish of East Baton Rouge, Louisiana, for sequestration and payment to the Trustee of revenues arising with respect to the Energy Transition Property, (ii) foreclose on or otherwise enforce the Lien on and security interests in the Energy Transition Property and (iii) apply to the LPSC for an order that amounts arising from the Energy Transition Charges be transferred to a separate account for the benefit of the Energy Transition Bondholders, in accordance with the Securitization Act.

On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Energy Transition Property, the Energy Transition Charges or otherwise, shall, upon appointment of a Successor Servicer pursuant to Section 7.04 and pursuant to the provisions of the Intercreditor Agreement, without further action, pass to and be vested in such Successor Servicer and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Energy Transition Property Documentation and related documents, or otherwise. The predecessor Servicer shall cooperate with the Successor Servicer, the Trustee and the Issuer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement and the Intercreditor Agreement, including the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Energy Transition Property or the Energy Transition Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Energy Transition Property Documentation to the Successor Servicer. All reasonable costs and expenses (including attorneys’ fees and expenses) incurred in connection with transferring the Energy Transition Property Documentation to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer upon presentation of documentation of such costs and expenses. All costs and expenses (including attorneys’ fees and expenses) incurred in connection with transferring the Energy Transition Property Documentation to the Successor Servicer and amending this Agreement or the Intercreditor Agreement to reflect the succession as Servicer other than pursuant to this Section 7.01 shall be paid by the party incurring such costs and expenses. Termination of Cleco Power’s rights as a Servicer shall not terminate Cleco Power’s rights or obligations under the Sale Agreement or the Intercreditor Agreement (except rights thereunder deriving from its rights as the Servicer hereunder).

Section 7.02         NOTICE OF SERVICER DEFAULT.  The Servicer shall deliver to the Issuer, to the Trustee, and to each Rating Agency promptly after having obtained actual knowledge thereof, but in no event later than five (5) Servicer Business Days thereafter, written notice in an Officers’ Certificate of any event or circumstance which, with the giving of notice or the passage of time, would become a Servicer Default under Section 7.01.

Section 7.03         WAIVER OF PAST DEFAULTS.  The Trustee, with the written consent of the Majority Holders, may waive in writing in whole or in part any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required remittances to the Trustee of ETC Collections from Energy Transition Property in accordance with Section 6.12. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

Section 7.04         APPOINTMENT OF SUCCESSOR.

(a)          Upon the Servicer’s receipt of a Termination Notice pursuant to Section 7.01 or the Servicer’s resignation or removal in accordance with the terms of this Agreement, the Servicer shall continue to perform its functions as Servicer under this Agreement and shall be entitled to receive the requisite portion of the Servicing Fee and expenses reimbursement, until a Successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer’s removal or resignation hereunder, the Trustee at the written direction and with the consent of the Majority Holders shall appoint a Successor Servicer with the Issuer’s prior written consent thereto (which consent shall not be unreasonably withheld), and the Successor Servicer shall accept its appointment by a written assumption in form reasonably acceptable to the Issuer and the Trustee and provide prompt written notice of such assumption to the Rating Agencies. In no event shall the Trustee be liable for its appointment of a Successor Servicer appointed at the written direction of the Majority Holders. If, within 30 days after the delivery of the Termination Notice, a new Servicer shall not have been appointed and accepted such appointment, the Trustee may petition the LPSC or a court of competent jurisdiction to appoint a Successor Servicer under this Agreement. A Person shall qualify as a Successor Servicer only if:

(i)           such Person is permitted under LPSC Regulations to perform the duties of the Servicer pursuant to the Securitization Act, the Financing Order and this Agreement,

(ii)          either (A) the LPSC has approved the appointment of the Successor Servicer or (B) 45 days have lapsed since the LPSC received notice of appointment of the Successor Servicer and the LPSC has neither approved nor disapproved that appointment,

(iii)         the Rating Agency Condition shall have been satisfied, and

(iv)         such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement and enters into the Intercreditor Agreement as a Replacement Servicer.

(b)          Upon appointment, the Successor Servicer shall be the successor in all respects to the predecessor Servicer under this Agreement and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and expenses reimbursement and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

(c)          The Successor Servicer may not resign unless it is prohibited from serving as Servicer pursuant to this Agreement by law.

Section 7.05        COOPERATION WITH SUCCESSOR.  The predecessor Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the Issuer and Successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the Successor Servicer in performing its obligations hereunder.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01        AMENDMENT.

(a)          This Agreement may be amended by the Servicer and the Issuer, with the prior written consent of the Trustee and the satisfaction of the Rating Agency Condition; provided, however, that no amendment that would increase the Ongoing Financing Costs shall be permitted without the prior approval of the LPSC under Section 8.12. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

(b)          Notwithstanding Section 8.01(a) or anything to the contrary in this Agreement, the Servicer and the Issuer may amend the Annex 1 to this Agreement in writing with prior written notice given to the Trustee and the Rating Agencies, but without the consent of the Trustee, any Rating Agency or any Holder, solely to address changes to the Servicer’s method of calculating ETC Collections as a result of changes to the Servicer’s current computerized Customer information system; provided that any such amendment shall not have a material adverse effect on the Holders of then Outstanding Energy Transition Bonds.

Prior to the execution of any amendment to this Agreement, the Issuer and the Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and all conditions precedent, if any, provided for in this Agreement relating to such amendment have been satisfied  upon the Opinion of Counsel referred to in Section 3.01. The Issuer and the Trustee may, but shall not be obligated to, enter into any such amendment that affects their own rights, duties or immunities under this Agreement or otherwise.

Notwithstanding Section 8.01(a) or anything to the contrary in this Agreement, this Agreement shall be amended automatically to comply with changes in applicable law.

Section 8.02         NOTICES.  All demands, notices and communications upon or to the Servicer, the Issuer, the LPSC, the Trustee or the Rating Agencies under this Agreement shall be in writing, delivered personally, via facsimile, by reputable overnight courier or by certified mail, return-receipt requested, and shall be deemed to have been duly given upon receipt

(a)          in the case of the Servicer, to Cleco Power LLC, 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226, Attention: Treasurer;

(b)          in the case of the Issuer, to Cleco Securitization II LLC, 505 Cleco Drive Office Number 17, Pineville, Louisiana 71360-5226, Attention: Manager;

(c)          in the case of the Trustee, at its Corporate Trust Office;

(d)          in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 24th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: ServicerReports@moodys.com (all such notices to be delivered to Moody’s in writing by email);

(e)          in the case of S&P, to Standard & Poor’s Ratings Group, Inc., Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@spglobal.com (all such notices to be delivered to S&P in writing by email); and

(f)          in the case of the LPSC, to Galvez Building, 12th Floor, 602 North Fifth Street, Baton Rouge, Louisiana 70802, Attention: Executive Secretary;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 8.03        ASSIGNMENT.  Notwithstanding anything to the contrary contained herein, except as provided in Section 6.03 and Section 6.04 and as provided in the provisions of this Agreement concerning the resignation or termination of the Servicer, this Agreement may not be assigned by the Servicer. Any purported assignment not in compliance with this Agreement shall be void.

Section 8.04        LIMITATIONS ON RIGHTS OF OTHERS.  The provisions of this Agreement are solely for the benefit of the Servicer, the Issuer and, to the extent provided herein or in the other Basic Documents, Customers and the other Persons expressly referred to herein and the Trustee, on behalf of itself and the Energy Transition Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Energy Transition Property and other amounts in Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to the Financing Order and this Agreement may be asserted or exercised only by the LPSC (or by the Attorney General of the State of Louisiana in the name of the LPSC) for the benefit of such Customer.

Section 8.05        SEVERABILITY.  Any provision, or portion thereof, of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such a construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.06        SEPARATE COUNTERPARTS.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 8.07        HEADINGS.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 8.08        GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.09        PLEDGE TO THE TRUSTEE.  The Servicer hereby acknowledges and consents to any pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of any Energy Transition Bondholders of all right, title and interest of the Issuer in, to and under the Energy Transition Property owned by the Issuer and the proceeds thereof and the pledge of any or all of the Issuer’s rights hereunder and under the Intercreditor Agreement to the Trustee. Notwithstanding such assignment, in no event shall the Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer, hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which any recourse shall be had solely to the assets of the Issuer.

Section 8.10        NONPETITION COVENANTS.  Notwithstanding any prior termination of this Agreement or the Indenture, but subject to a court’s rights to order the sequestration and payment of revenues arising with respect to the Energy Transition Property pursuant to Section 1274(F) of the Securitization Act, the Servicer shall not, prior to the date that is one year and one day after the satisfaction and discharge of the Indenture and the payment in full of all of the Energy Transition Bonds, all financing costs (as defined in the Securitization Act) and any other amounts owed under the Indenture by the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke or join with any Person in provoking the process of any Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any U.S. federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer for any substantial part of the property of the Issuer or ordering the dissolution, winding up or liquidation of the affairs of the Issuer.

Section 8.11         TERMINATION.  Except as provided in Sections 5.02(a) and 5.04, this Agreement shall terminate when all Energy Transition Bonds have been retired or redeemed in full and all amounts owed by the Issuer under the Indenture have been paid in full.

Section 8.12         LPSC CONSENT.  Except as specifically set forth in Section 7.04, to the extent the consent of the LPSC is required to effect any amendment to or modification of this Agreement or any provision of this Agreement,

(a)          the Servicer may request the consent of the LPSC by delivering to the LPSC’s executive director and executive counsel a written request for such consent, which request shall contain:

(i)           a reference to Docket No. U-37213 and a statement as to the possible effect of the amendment on Ongoing Financing Costs;

(ii)          an Officers’ Certificate stating that the proposed amendment or modification has been approved by all parties to this Agreement; and

(iii)        a statement identifying the person to whom the LPSC or its staff is to address its consent to the proposed amendment or modification or request additional time;

(b)          The LPSC shall, within 30 days of receiving the request for consent complying with Section 8.12(a) above, either

(i)           provide notice of its consent or its order denying consent to the person specified in Section 8.12(a)(iii) above, or

(ii)          be conclusively deemed, on the 31st day after receiving the request for consent, to have consented to the proposed amendment or modification.

Any amendment or modification requiring the consent of the LPSC as provided in this Section 8.12 shall become effective on the later of (i) the date proposed by the parties to such amendment or modification and (ii) the first day after the expiration of the 30-day period provided for in Section 8.12(b)(ii).

Following the delivery of a notice to the LPSC by the Servicer under Section 8.12(a), the Servicer and the Issuer shall have the right at any time to withdraw from the LPSC further consideration of any notification of a proposed amendment. Such withdrawal shall be evidenced by the Servicer’s giving prompt written notice thereof to the LPSC, the Issuer and the Trustee.

Section 8.13        LIMITATION OF LIABILITY.  It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Trustee, not individually or personally but solely as Trustee in the exercise of the powers and authority conferred and vested in it, and that the Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

Section 8.14        RULE 17g-5  COMPLIANCE.  The Servicer agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Servicer to any Rating Agency under this Agreement or any other Basic Document to which it is a party for the purpose of determining the initial credit rating of the Energy Transition Bonds or undertaking credit rating surveillance of the Energy Transition Bonds with any Rating Agency, or satisfy the Rating Agency Condition, shall be substantially concurrently posted by the Servicer on the 17g-5 Website.

Section 8.15         TRUSTEE ACTIONS.  In acting hereunder, the Trustee shall have the rights, privileges, benefits, protections, immunities and indemnities granted to it under the Indenture.

[Rest of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

CLECO SECURITIZATION II LLC,
as Issuer,

By:
Name:
Title:

CLECO POWER LLC,
as Servicer,

By:
Name:
Title:

Acknowledged and Accepted:
The Bank of New York Mellon Trust Company, National Association,
not in its individual capacity but solely as
Trustee on behalf of the Holders
of the Energy Transition Bonds

By:
Name:
Title:

Signature Page to Energy Transition Property Servicing Agreement

SCHEDULE 4.01(a)(1)
TO
ENERGY TRANSITION PROPERTY SERVICING AGREEMENT

EXPECTED AMORTIZATION SCHEDULE

Payment Date	Tranche A-1 Amount	Tranche A-2 Amount
Initial Principal Amount	$100,000,000.00	$205,000,000.00
December 1, 2025	$96,786,096.43	$205,000,000.00
June 1, 2026	$93,266,526.82	$205,000,000.00
December 1, 2026	$87,273,324.55	$205,000,000.00
June 1, 2027	$83,505,717.00	$205,000,000.00
December 1, 2027	$77,309,550.87	$205,000,000.00
June 1, 2028	$73,308,791.00	$205,000,000.00
December 1, 2028	$66,874,016.81	$205,000,000.00
June 1, 2029	$62,629,065.45	$205,000,000.00
December 1, 2029	$55,944,385.67	$205,000,000.00
June 1, 2030	$51,443,680.95	$205,000,000.00
December 1, 2030	$44,497,263.17	$205,000,000.00
June 1, 2031	$39,728,695.78	$205,000,000.00
December 1, 2031	$32,508,147.35	$205,000,000.00
June 1, 2032	$27,459,034.65	$205,000,000.00
December 1, 2032	$19,951,376.16	$205,000,000.00
June 1, 2033	$14,608,435.01	$205,000,000.00
December 1, 2033	$6,800,072.48	$205,000,000.00
June 1, 2034	$1,149,390.82	$205,000,000.00
December 1, 2034	$0.00	$198,026,086.66
June 1, 2035	$0.00	$192,029,870.61
December 1, 2035	$0.00	$183,532,979.14
June 1, 2036	$0.00	$177,149,362.32
December 1, 2036	$0.00	$168,254,714.87
June 1, 2037	$0.00	$161,437,270.95
December 1, 2037	$0.00	$152,148,078.39
June 1, 2038	$0.00	$144,900,104.08
December 1, 2038	$0.00	$135,168,873.05
June 1, 2039	$0.00	$127,467,044.58
December 1, 2039	$0.00	$117,269,827.87
June 1, 2040	$0.00	$109,089,557.92
December 1, 2040	$0.00	$98,401,110.99
June 1, 2041	$0.00	$89,716,480.25
December 1, 2041	$0.00	$78,510,190.95
June 1, 2042	$0.00	$69,293,875.91
December 1, 2042	$0.00	$57,541,690.40
June 1, 2043	$0.00	$47,764,887.34
December 1, 2043	$0.00	$35,437,231.96
June 1, 2044	$0.00	$25,069,576.73
December 1, 2044	$0.00	$12,135,275.70
June 1, 2045	$0.00	$0.00

Schedule 4.01(a)(1)

SCHEDULE 4.01(a)(2)
TO
ENERGY TRANSITION PROPERTY SERVICING AGREEMENT

EXPECTED SINKING FUND SCHEDULE

Payment Date	Tranche A-1	Tranche A-2
December 1, 2025	$3,213,903.57	$0.00
June 1, 2026	$3,519,569.61	$0.00
December 1, 2026	$5,993,202.27	$0.00
June 1, 2027	$3,767,607.55	$0.00
December 1, 2027	$6,196,166.13	$0.00
June 1, 2028	$4,000,759.87	$0.00
December 1, 2028	$6,434,774.19	$0.00
June 1, 2029	$4,244,951.36	$0.00
December 1, 2029	$6,684,679.78	$0.00
June 1, 2030	$4,500,704.72	$0.00
December 1, 2030	$6,946,417.78	$0.00
June 1, 2031	$4,768,567.39	$0.00
December 1, 2031	$7,220,548.43	$0.00
June 1, 2032	$5,049,112.70	$0.00
December 1, 2032	$7,507,658.49	$0.00
June 1, 2033	$5,342,941.15	$0.00
December 1, 2033	$7,808,362.53	$0.00
June 1, 2034	$5,650,681.66	$0.00
December 1, 2034	$1,149,390.82	$6,973,913.34
June 1, 2035	$0.00	$5,996,216.05
December 1, 2035	$0.00	$8,496,891.47
June 1, 2036	$0.00	$6,383,616.82
December 1, 2036	$0.00	$8,894,647.45
June 1, 2037	$0.00	$6,817,443.92
December 1, 2037	$0.00	$9,289,192.56
June 1, 2038	$0.00	$7,247,974.31
December 1, 2038	$0.00	$9,731,231.03
June 1, 2039	$0.00	$7,701,828.47
December 1, 2039	$0.00	$10,197,216.71
June 1, 2040	$0.00	$8,180,269.95
December 1, 2040	$0.00	$10,688,446.93
June 1, 2041	$0.00	$8,684,630.74
December 1, 2041	$0.00	$11,206,289.30
June 1, 2042	$0.00	$9,216,315.04
December 1, 2042	$0.00	$11,752,185.51
June 1, 2043	$0.00	$9,776,803.06
December 1, 2043	$0.00	$12,327,655.38
June 1, 2044	$0.00	$10,367,655.23
December 1, 2044	$0.00	$12,934,301.03
June 1, 2045	$0.00	$12,135,275.70
Total Payments	$100,000,000.00	$205,000,000.00

Schedule 4.01(a)(2)

EXHIBIT A

FORM OF MONTHLY SERVICER’S CERTIFICATE

MONTHLY SERVICER’S CERTIFICATE

CLECO SECURITIZATION II LLC

$305,000,000 Series 2025-A Senior Secured Energy Transition Bonds

Pursuant to Section 3.01(b) of the Energy Transition Property Servicing Agreement dated as of March 12, 2025 by and between Cleco Power LLC, as Servicer, and Cleco Securitization II LLC, as Issuer (the “Servicing Agreement”), the Servicer does hereby certify as follows:

Capitalized terms used but not defined in this Monthly Servicer’s Certificate have their respective meanings as set forth in the Servicing Agreement. References herein to certain sections and subsections are references to the respective sections or subsections of the Servicing Agreement.

Beginning of Billing Period: __________
End of Billing Period:           __________

Rate Class	a. ETCAs in Effect	b. ETCAs Billed[1]	c. Estimated ETCA Collections Deemed Received[2]	d. Estimated ETCA Collections Remitted[3]
Residential
General Service – Non-Demand
General Service – Secondary
General Service – Primary
School & Church – Non-Demand
School & Church – Demand
Municipal Electric Service
Large Power Service
Standby Power Service
Subscription
Back-up
Maintenance
Unmetered and OLS (Outdoor Lighting Service)
Total
1 Energy transition charges billed during the period.
2 Estimated energy transition charge collections deemed received based on the Days Sales Outstanding and prior year write-off experience.
3 Estimated energy transition charge collections remitted (i.e., estimated energy transition charges remitted daily, but no later than two Servicer business days of deemed collection date).

Executed as of this {____} day of {__________}, 20{__}.

CLECO POWER LLC, as Servicer

By:
Name:
Title:

cc: CLECO SECURITIZATION II LLC

Exhibit A-1

EXHIBIT B

FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE

SEMI-ANNUAL SERVICER’S CERTIFICATE

CLECO SECURITIZATION II LLC

$305,000,000 Series 2025-A Senior Secured Energy Transition Bonds

Pursuant to Section 4.01(g)(i) of the Energy Transition Property Servicing Agreement, dated as of March 12, 2025 (the “Servicing Agreement”), between CLECO POWER LLC, as servicer and CLECO SECURITIZATION II LLC, the Servicer does hereby certify, for the              , 20    Payment Date (the “Current Payment Date”), as follows:

Capitalized terms used but not defined in this Semi-Annual Servicer’s Certificate have their respective meanings as set forth in the Servicing Agreement. References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement or the Indenture, as the context indicates.

Exhibit B-1

1.	Allocation of available ETC Collections as of the Current Payment Date allocable to payment of principal and interest on the Energy Transition Bonds on the Current Payment Date:

a)	Principal

Aggregate
i.	Tranche A-1
ii.	Tranche A-2
iii.	Total:

b)	Interest

Aggregate
i.	Tranche A-1
ii.	Tranche A-2
iii.	Total:

2.
Outstanding amount of the Energy Transition Bonds prior to, and after giving effect to the payment on the Current Payment Date and the difference, if any, between the Outstanding Amount specified in the Expected Amortization Schedule (after giving effect to payments to be made on such Payment Date under 1a above) and the expected principal balance to be Outstanding (following payment on the Current Payment Date):

a)	Principal Balance Outstanding (as of the date of this certification):

i.	Tranche A-1
ii.	Tranche A-2
iii.	Total:

b)	Principal Balance to be Outstanding (following payment on the Current Payment Date):

i.	Tranche A-1
ii.	Tranche A-2
iii.	Total:

c)	Difference between (b) above and Outstanding Amount specified in the Expected Amortization Schedule:

i.	Tranche A-1
ii.	Tranche A-2
iii.	Total:

Exhibit B-2

3.	All other transfers to be made on the Current Payment Date, including amounts to be paid to the Trustee and to the Servicer pursuant to Section 8.02(e) of the Indenture:

a)	Certain Ongoing Financing Costs

i.	Trustee Fees and Expenses (subject to $100,000 annual cap per Section 8.02(e)(i) of the Indenture):
ii.	Servicing Fee:
iii.	Administration Fee:
iv.	Independent Manager Fee:
v.	Other Operating Expenses:
vi.	Total:

b)	Other Ongoing Financing Costs and Payments

i.	Other Ongoing Financing Costs (payable pursuant to Section 8.02(e)(iv) of the Indenture):
ii.	Funding of Capital Subaccount to the Required Capital Amount
iii.	Return on Capital Subaccount payable to Cleco Power LLC from investment earnings on the Capital Subaccount:
iv.
Any other unpaid Issuance Costs of the Issuer, any remaining fees, expenses and indemnity amounts owed to the Trustee and any remaining indemnity amounts owed to the Issuer shall be paid to the parties to which such amounts, if any, are owed, pursuant to Section 8.02(e)(viii) of the Indenture:

v.	Deposits to Excess Funds Subaccount (including the portion, if any, of investment earnings on the Capital Subaccount in excess of the amounts payable under (iii) above):
vi.	Total:

4.
Estimated amounts on deposit in the Capital Subaccount and the Excess Funds Subaccount before and after giving effect to the foregoing payments and the amount required to be on deposit in the Capital Subaccount:

a)	Capital Subaccount

i.	Estimated amounts on deposit in the Capital Subaccount before giving effect to the foregoing payments:
ii.	Estimated amounts on deposit in the Capital Subaccount after giving effect to the foregoing payments:
iii.	Amount required to be on deposit in the Capital Subaccount:
iv.	Difference between amounts on deposit in the Capital Subaccount after giving effect to the foregoing payments and the Required Capital Amount:

b)	Excess Funds Subaccount

i.	Estimated amounts on deposit in the Excess Funds Subaccount before giving effect to the foregoing payments:
ii.	Estimated amounts on deposit in the Excess Funds Subaccount after giving effect to the foregoing payments:

5.	Allocation of Amounts in the Collection Account as of Current Payment Date Pursuant to Section 8.02(e) of the Indenture:

i.	Trustee Fees and Expenses; Indemnity Amounts		${__________}
ii.	Servicing Fee		${__________}
iii.	Administration Fee; Independent Manager Fee		${__________}
iv.	Operating Expenses		${__________}
v.	Semi-Annual Interest (including any past-due for prior periods)
	1.	Tranche A-1 Interest Payment	${__________}
	2.	Tranche A-2 Interest Payment	${__________}
vi.	Principal Due and Payable as a Result of an Event of Default or on Final Maturity Date
	1.	Tranche A-1 Principal Payment	${__________}
	2.	Tranche A-2 Principal Payment	${__________}
vii.	Semi-Annual Principal
	1.	Tranche A-1 Principal Payment	${__________}
	2.	Tranche A-2 Principal Payment	${__________}
viii.	Other unpaid Operating Expenses		${__________}
ix.	Funding of Capital Subaccount (to required level)		${__________}
x.	Capital Subaccount Return to Cleco Power		${__________}
xi.	Deposit to Excess Funds Subaccount		${__________}
Aggregate Remittances as of the Current Payment Date			${__________}

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Semi-Annual Servicer’s Certificate this day of             .

CLECO POWER LLC,
as Servicer

By:
Name:
Title:

Exhibit B-3

EXHIBIT C-1

FORM OF SERVICER’S ANNUAL CERTIFICATE

SERVICER’S ANNUAL CERTIFICATE

CLECO SECURITIZATION II LLC

$305,000,000 Series 2025-A Senior Secured Energy Transition Bonds

The undersigned hereby certifies that the undersigned is the duly elected and acting [                         ] of CLECO POWER LLC, as servicer (the “Servicer”) under the Energy Transition Property Servicing Agreement dated as of March 12, 2025 (the “Servicing Agreement”) by and between the Servicer and CLECO SECURITIZATION II LLC (the “Issuer”) and further certifies that:

1. The undersigned is responsible for assessing the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”).

2. With respect to each of the Servicing Criteria, the undersigned has made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year ended December 31, 20__, and covered by the Issuer’s annual report on Form 10-K (such fiscal year, the “Assessment Period”):

Regulation AB Reference	Servicing Criteria	Assessment
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable; no servicing activities were outsourced.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for pool assets are maintained.	Not applicable; transaction agreements do not provide for a back-up servicer.

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
Not applicable; transaction agreements do not require a fidelity bond or errors and omissions policy.

Exhibit C-1-1

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information	Applicable.

Cash Collection and Administration

1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two Business Days following receipt, or such other number of days specified in the transaction agreements.
Applicable.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable.

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
Applicable; no advances by the Servicer are permitted under the transaction agreements, except for payments of certain indemnities; no current assessment required.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
Applicable, but no current assessment is required since the related accounts are maintained by the Trustee.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Exchange Act.
Applicable, but no current assessment required; all “custodial accounts” are maintained by the Trustee.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Applicable.

1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Applicable; assessment below.

Exhibit C-1-2

Investor Remittances and Reporting

1122(d)(3)(i)
Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
Applicable; assessment below.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not applicable; investor records maintained by the Trustee.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two Business Days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Applicable.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Applicable; assessment below.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Applicable; assessment below.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable; no removals or substitutions of Energy Transition Property are contemplated or allowed under the transaction documents.

1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two Business Days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset agreements.
Applicable; assessment below.

Exhibit C-1-3

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable; because underlying obligation (Energy Transition Charge) is not an interest-bearing instrument.

1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
Applicable; assessment below.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
Applicable; limited assessment below. Servicer actions governed by LPSC regulations.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

Applicable, but does not require assessment since no explicit documentation requirement with respect to delinquent accounts are imposed under the transaction agreements due to availability of “true-up” mechanism.

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable; Energy Transition Charges are not interest-bearing instruments.

1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
Not Applicable; Servicer does not maintain deposit accounts for obligors.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
Not applicable; Servicer does not make payments on behalf of obligors.

Exhibit C-1-4

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor unless the late payment was due to the obligor’s error or omission.
Not applicable; Servicer cannot make advances of its own funds on behalf of customers under the transaction agreements.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two Business Days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.
Not applicable; Servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable; no external enhancement is required under the transaction agreements.

3. To the best of the undersigned’s knowledge, based on such review, the Servicer is in compliance in all material respects with the applicable servicing criteria set forth above as of and for the period ended the end of the fiscal year covered by the Issuer’s annual report on Form 10-K. [If not true, include description of any material instance of noncompliance.]

4. A registered independent public accounting firm has issued an attestation report in accordance with Section 1122(b) of Regulation AB on its assessment of compliance with the applicable servicing criteria as of and for the period ended the end of the fiscal year covered by the Issuer’s annual report on Form 10-K.

5.          Capitalized terms used but not defined herein have their respective meanings as set forth in the Servicing Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Servicer Annual Certificate this {           } day of {                        }, 20__.

CLECO POWER LLC

By:
Name:
Title:

Exhibit C-1-5

EXHIBIT C-2

FORM OF CERTIFICATE OF COMPLIANCE

CERTIFICATE OF COMPLIANCE

CLECO SECURITIZATION II LLC

$305,000,000 Series 2025-A Senior Secured Energy Transition Bonds

The undersigned hereby certifies that the undersigned is the duly elected and acting [                         ] of Cleco Power LLC as servicer (the “Servicer”) under the Energy Transition Property Servicing Agreement dated as of March 12, 2025 (the “Servicing Agreement”) between the Servicer and Cleco Securitization II LLC (the “Issuer”) and further that:

1. A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended December 31, 20__ has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement; and

2. To the best of the undersigned’s knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under the Servicing Agreement throughout the twelve months ended December 31, 20__, except as set forth on Annex A hereto.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Servicer  Certificate of Compliance this {       } day of {                      }, 20__.

CLECO POWER LLC

By:
Name:
Title:

Exhibit C-2-1

ANNEX A

to Certificate of Compliance

LIST OF SERVICER DEFAULTS

The following Servicer Defaults, or events that with the giving of notice, the lapse of time, or both, would become Servicer Defaults known to the undersigned occurred during the twelve months ended December 31, 20__:

Nature of Default	Status

ANNEX A-1

ANNEX 1
TO
ENERGY TRANSITION PROPERTY SERVICING AGREEMENT

SERVICING PROCEDURES

1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Energy Transition Property Servicing Agreement (the “Agreement”).

2. Data Acquisition.

a. Installation and Maintenance of Meters.  The Servicer shall cause to be installed, replaced and maintained meters in such places and in such condition as will enable the Servicer to obtain customer usage measurements consistent with its customary procedures and practices.

b. Meter Reading.  The Servicer shall obtain usage measurements for each Customer, either directly or if applicable, from the Applicable MDMA consistent with its customary procedures and practices; provided, however, that the Servicer may estimate any Customer’s usage determined in accordance with applicable LPSC Regulations.

c. Cost of Metering.  The Issuer shall not be obligated to pay any costs associated with the routine metering duties set forth in this Section 2, including the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer as a result of new metering and/or billing technologies.

3. Usage and Bill Calculation.

The Servicer (a) shall obtain a calculation of each Customer’s usage (which may be based on data obtained from such Customer’s meter read or on usage estimates determined in accordance with applicable LPSC Regulations) in accordance with the Servicer’s customary procedures and practices and shall determine therefrom each Customer’s individual Energy Transition Charges to be included on Bills issued by it to such Customer.

4. Billing.

The Servicer shall implement the Energy Transition Charges on the first day of the first Billing Period of the first Cleco Power revenue month following the date of issuance of the Energy Transition Bonds in accordance with the Financing Order and shall thereafter bill each Customer for the respective Customer’s outstanding current and past due Energy Transition Charges accruing through the date on which such Energy Transition Charges may no longer be billed under the Rate Schedules, all in accordance with the following:

ANNEX 1-1

a. Frequency of Bills; Billing Practices. In accordance with the Servicer’s then-existing policies and practices for its own charges, as such policies and practices may be modified from time to time, the Servicer shall generate and issue a Bill to each Customer, for such Customers’ Energy Transition Charges once every applicable Billing Period, at the same time, with the same frequency and on the same Bill as that containing the Servicer’s own charges to such Customers.  In the event that the Servicer makes any material modification to these practices, it shall notify the Issuer, the Trustee, and the Rating Agencies as soon as practicable, and in no event later than 30 Servicer Business Days after such modification goes into effect; provided, however, that the Servicer may not make any modification that will materially adversely affect the Holders. The initial Energy Transition Charges shall be billed commencing on the first day of the first Billing Period of the first Cleco Power revenue month following the date of issuance of the Energy Transition Bonds.

b. Format.

i. Each Bill issued by the Servicer shall contain the charge corresponding to the respective Energy Transition Charges owed by such Customer for the applicable Billing Period. The Energy Transition Charges may be separately identified or included on the line item for (and with) other securitization charges, as required by and in accordance with the terms of the Financing Order and the Rate Schedules. The Servicer shall provide Customers with the annual notice required by Section 4.01(g)(ii)(B) of the Agreement.

ii. The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to Customers in accordance with, if applicable, the Financing Order, the Rate Schedules, other applicable rate schedules and any other LPSC Regulations and any agreement with the LPSC staff. To the extent that Bill format, structure and text are not prescribed by applicable LPSC Regulations or the Rate Schedules, the Servicer shall, subject to clause (i) above, determine the format, structure and text of all Bills in accordance with its reasonable business judgment, Servicer Policies and Practices and prevailing industry standards.

c. Delivery.  The Servicer shall deliver all Bills issued by it (i) by United States mail in such class or classes as are consistent with the policies and practices followed by the Servicer with respect to its own charges to its customers or (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use to present its own charges to its customers. The Servicer shall pay from its own funds all costs of issuance and delivery of all Bills, including but not limited to printing and postage costs as the same may increase or decrease from time to time.

5. Customer Service Functions.

The Servicer shall handle all Customer inquiries and other Customer service matters according to the same procedures it uses to service Customers with respect to its own charges.

ANNEX 1-2

6. Collections; Payment Processing; Remittance.

a. Collection Efforts, Policies, Procedures.

i. The Servicer shall use reasonable efforts to collect all Billed ETCs from Customers as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including with respect to the following:

A. The Servicer shall prepare and deliver overdue notices to Customers in accordance with applicable LPSC Regulations and Servicer Policies and Practices.

B. The Servicer shall apply late payment charges to outstanding Customer balances in accordance with applicable LPSC Regulations and as required by the Financing Order.

C. The Servicer shall deliver verbal and written final notices of delinquency and possible disconnection in accordance with applicable LPSC Regulations and Servicer Policies and Practices.

D. The Servicer shall adhere to and carry out disconnection policies in accordance with applicable LPSC Regulations and Servicer Policies and Practices.

E. The Servicer may employ the assistance of collection agents to collect any past-due Energy Transition Charges in accordance with Servicer Policies and Practices, applicable LPSC Regulations and applicable rate schedules.

F. The Servicer shall apply Customer deposits to the payment of delinquent accounts in accordance with applicable LPSC Regulations and Servicer Policies and Practices and according to the priorities set forth in Sections 6(b)(ii), (iii), (iv) and (v) of this Annex 1.

ii. The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action: (A) would be in accordance with the Servicer’s customary practices or those of any successor Servicer with respect to comparable assets that it services for itself and for others; (B) would not materially adversely affect the rights of the Holders; and (C) would comply with applicable law; provided, however, that notwithstanding anything in the Agreement or this Annex 1 to the contrary, the Servicer is authorized to write off any Billed ETCs, in accordance with Servicer Policies and Practices, that have remained outstanding for one hundred eighty (180) days or more.

ANNEX 1-3

iii. The Servicer shall accept payment from Customers in respect of Billed ETCs in such forms and methods and at such times and places as it accepts for payment of its own charges in accordance with, if applicable, the Financing Order, the Rate Schedules, other applicable rate schedules, other LPSC Regulations and Servicer Policies and Practices.

b. Payment Processing; Allocation; Priority of Payments.

i. The Servicer shall post all payments received to Customer accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than three (3) Servicer Business Days after receipt.

ii. If any Customer does not pay the full amount of any Bill to the Servicer, the amount paid by the Customer will be applied to all charges on the Bill, including without limitation electric service charges and all Energy Transition Charges (under the Financing Order or future LPSC orders) and all similar securitization charges (including, without limitation, Storm Recovery Charges) under existing or future LPSC orders, based, as to a Bill with charges covering more than one month, on the chronological order of billing, and, as to those charges with the same billing date, pro-rata. In addition, such partial collections representing Energy Transition Charges and any other similar securitization charges (including, without limitation, Storm Recovery Charges) shall be allocated among all such securitization bonds pro-rata based upon the amounts billed with respect to each issuance of securitization bonds, provided that late fees and charges may be allocated to the Servicer as provided in the Rate Schedules.

iii. The Servicer shall apply payments received to each Customer’s account in proportion to the charges contained on the outstanding Bill to such Customer. All late charges shall be allocated to the Servicer; provided that penalty payments owed on late payments of Energy Transition Charges shall be allocated to the Issuer in accordance with the terms of the Rate Schedules. It is understood that such allocations may be made on a delayed basis in accordance with the reconciliations described in Section 6(c) of this Annex 1.

iv. The Servicer shall hold all over-payments for the benefit of the Issuer and Cleco Power and shall apply such funds to future Bill charges in accordance with clauses (ii) and (iii) (as applicable) as such charges become due.

v. For Customers on a Budget Billing Plan, the Servicer shall treat ETC Collections received from such Customers as if such Customers had been billed for their respective Energy Transition Charges in the absence of the Budget Billing Plan; partial payment of a Budget Billing Plan payment shall be allocated according to clause (ii) or (iii) (as applicable) and overpayment of a Budget Billing Plan payment shall be allocated according to clause (iv).

ANNEX 1-4

c. Accounts; Records.

The Servicer shall maintain accounts and records as to the Energy Transition Property accurately and in accordance with its standard accounting procedures and in sufficient detail (i) to permit reconciliation between payments or recoveries with respect to the Energy Transition Property and the amounts from time to time remitted to the Collection Account in respect of Energy Transition Property and (ii) to permit the estimated ETC Collections held by the Servicer to be accounted for separately from the funds with which they may be commingled, so that the dollar amounts of estimated ETC Collections commingled with the Servicer’s funds may be properly identified and traced. The Servicer will perform periodic reconciliations (not less than annually) of estimated remittances (including the estimated write-off amount) with actual ETC Collections.

d. Investment of ETC Collections Received.

Prior to each Daily Remittance, the Servicer may invest ETC Collections received at its own risk and (except as required by applicable LPSC Regulations) for its own benefit. So long as the Servicer complies with its obligations under Section 6(c) of this Annex 1, neither such investments nor such funds shall be required to be segregated from the other investment and funds of the Servicer.

e. Calculation of Daily Remittance.

i. For purposes of calculating the Daily Remittance, (i) all Billed ETCs shall be estimated to be collected the same number of days after billing as is equal to the Days Sales Outstanding then in effect (or on the next Servicer Business Day) and (ii) the Servicer will, on each Servicer Business Day but in no event later than two Servicer Business Days, remit to the Trustee for deposit in the Collection Account an amount equal to the product of the applicable Billed ETCs multiplied by one hundred percent less the system wide write-off percentage (or if available in the ordinary course of business, gross write-off percentage for each revenue class) used by the Servicer to calculate the most recent Periodic Billing Requirement. Such product shall constitute the amount of estimated ETC Collections for such Servicer Business Day.

ii. As part of each Energy Transition Charge Adjustment, pursuant to Section 4.01 of the Agreement, the Servicer will reconcile the amount of energy transition charge remittances to the Trustee with the periodic payment requirement (including scheduled principal and interest payments on the Energy Transition Bonds and Ongoing Financing Costs).The Servicer and the Issuer acknowledge and agree that the Servicer’s actual collections of Energy Transition Charges on some days might exceed the Servicer’s estimated collections, and that the Servicer’s actual collections of Energy Transition Charges on other days might be less than the Servicer’s estimated collections. The Servicer and the Issuer further acknowledge and agree that the amount of these variances is likely to be small and are not likely to be biased in favor of over-remittances or under-remittances. Consequently, so long as the Servicer faithfully makes all daily remittances based on Days Sales Outstanding, as provided for herein, the Servicer and the Issuer agree that no actual or deemed investment earnings shall be payable in respect of such over-remittances or under-remittances.

ANNEX 1-5

iii. On or before the Calculation Date in May and November of each year, beginning in November 2025, in accordance with Section 4.01(b) of the Agreement, the Servicer shall, in a timely manner so as to perform all required calculations under such Section 4.01(b), update the Days Sales Outstanding and the system-wide write-off percentage (or if available in the ordinary course of business, gross write-off percentage for each revenue class) in order to be able to calculate the Periodic Billing Requirement for the next Energy Transition Charge Adjustment and to calculate any change in the Daily Remittances for the next Calculation Period.

iv. The Servicer and the Issuer acknowledge that, as contemplated in Section 8.01(b) of the Agreement, the Servicer may make certain changes to its current computerized Customer information system, which changes, when functional, would affect the Servicer’s method of calculating the ETC Collections estimated to have been received by the Servicer during each Collection Period as set forth in this Annex 1. Should these changes to the computerized Customer information system become functional during the term of the Agreement, the Servicer and the Issuer agree that they shall review the procedures used to calculate the ETC Collections estimated to have been received in light of the capabilities of such new system and shall amend this Annex 1 in writing to make such modifications and/or substitutions to such procedures as may be appropriate in the interests of efficiency, accuracy, cost and/or system capabilities; provided, however, that the Servicer may not make any modification or substitution that will materially adversely affect the Holders. As soon as practicable, and in no event later than sixty (60) Servicer Business Days after the date on which all Customer accounts are being billed under such new system, the Servicer shall notify the Issuer, the Trustee and the Rating Agencies of the same.

v. All calculations of collections, each update of the Days Sales Outstanding, the system-wide write-off percentage (or if available in the ordinary course of business, gross write-off percentage for each revenue class) and any changes in procedures used to calculate the estimated ETC Collections pursuant to this Section 6(e) shall be made in good faith, and in the case of any update pursuant to clause (iii) above or any change in procedures pursuant to clause (iv) above, in a manner reasonably intended to provide estimates and calculations that are at least as accurate as those that would be provided on the date of the Agreement utilizing the initial procedures.

f. Remittances.

i. The Issuer shall cause to be established the Collection Account in the name of the Trustee in accordance with the Indenture.

ii. The Servicer shall make remittances to the Collection Account in accordance with Section 6.12 of the Agreement.

iii. In the event of any change of account or change of institution affecting any Collection Account, the Issuer shall provide written notice thereof to the Servicer not later than five (5) Business Days from the effective date of such change.

ANNEX 1-6

APPENDIX A

DEFINITIONS

A. Defined Terms. As used in the Servicing Agreement, the following terms have the following meanings:

“17g-5 Website” means the password-protected website on which the Servicer shall post any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Trustee to any Rating Agency under the Indenture or any other Basic Document to which it is a party for the purpose of determining or confirming the credit rating of the Energy Transition Bonds or undertaking credit rating surveillance.

“Adjustment Date” means the date other than an Interim Adjustment Date on which any Energy Transition Charge Adjustment (other than an interim (non-semi-annual) Energy Transition Charge Adjustment) and/or any adjustment to allocation of Energy Transition Charges among Customer Classes, as applicable, becomes effective. The first Adjustment Date will be on or about December 1, 2025 which may be more or less than six months from the date of this Agreement, but in no event more than nine months therefrom, and all subsequent Adjustment Dates prior to the Scheduled Final Payment Date of the Tranche A-2 Energy Transition Bonds shall be on or about the same day of the sixth month after each prior adjustment date. After the Scheduled Final Payment Date of the Tranche A-2 Energy Transition Bonds, any Adjustment Date shall be on or about the same day of the third month after each prior Adjustment Date.

“Administration Agreement” means the Administration Agreement, dated as of the date hereof, by and between Cleco Power, as Administrator, and the Issuer, as the same may be amended and supplemented from time to time.

“Administration Fee” is defined in Section 2 of the Administration Agreement.

“Administrator” means Cleco Power as administrator under the Administration Agreement and each successor to or assignee of Cleco Power in the same capacity.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Annual Accountant’s Report” has the meaning assigned to that term in Section 3.04 of the Servicing Agreement.

“Applicable MDMA” means with respect to each Customer, any meter data management agent providing meter reading services for that Customer’s account.

ANNEX 1-i

“Articles of Organization” means the articles of organization of the Issuer that was filed with the Louisiana Secretary of State on November 26, 2024, as the same may be amended and restated from time to time.

“Basic Documents” means the Indenture, the Supplement, the Issuer’s Articles of Organization and Initial Report, the Issuer LLC Agreement, the Administration Agreement, the Sale Agreement, the Bill of Sale, the Servicing Agreement, the Intercreditor Agreement and the Underwriting Agreement.

“Bill” means each of the regular monthly bills, summary bills, opening bills and closing bills issued to Customers by Cleco Power on its own behalf and in its capacity as Servicer.

“Bill of Sale” has the meaning assigned to that term in the Sale Agreement.

“Billed ETCs” means the amounts of Energy Transition Charges billed by the Servicer.

“Billing Period” means the period of approximately thirty (30) days for which the Servicer renders Bills.

“Budget Billing Plan” means a payment plan made available by Cleco Power to Customers, who have had service for an established period of time and meet established rating standards, that uses averaged demand in calculating periodic obligations of the Customer.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or New Orleans, Louisiana, are, or The Depository Trust Company is, required or authorized by law or executive order to remain closed.

“Calculation Date” means, with respect to the Energy Transition Bonds, the date on which the calculations and filings set forth in Section 4.01(b) of the Servicing Agreement will be made for each Energy Transition Charge Adjustment. The first Calculation Date will be on or about November 14, 2025.

“Capital Subaccount” has the meaning specified in Section 8.02(a) of the Indenture.

“Cleco Power” means Cleco Power LLC, a Louisiana limited liability company, or its successor.

“Collection Account” has the meaning specified in Section 8.02(a) of the Indenture.

“Collection Period” means the period from and including the first day of a calendar month to but excluding the first day of the next calendar month.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which, in the case of The Bank of New York Mellon Trust Company, National Association, shall be 2 North LaSalle Street, Suite 700, Chicago Illinois 60602.

ANNEX 1-ii

“Customer Class” means each of the Energy Transition Charge classes specified in the Rate Schedule ETCA ── Energy Transition Cost Adjustment and Allocation Methodology Illustrated (Appendix B-1 to the Financing Order).

“Customers” means any existing or future retail electric customer receiving any type of service from Cleco Power (or its successors) under rate schedules or special contracts authorized or approved by the LPSC.

“Daily Remittance” has the meaning specified in Section 6.12 of the Servicing Agreement.

“Days Sales Outstanding” means the weighted average number of days Cleco Power’s monthly Bills to Customers in its service area remain outstanding during the calendar year immediately preceding the calculation thereof pursuant to Sections 4.01(b) and 6.12 of the Servicing Agreement. The initial Days Sales Outstanding shall be 20 days until updated pursuant to Section 4.01(b) of the Servicing Agreement.

“Designated Account Holder” is defined in Section 4 of the Intercreditor Agreement.

“DHPS Carrying Charge” means the carrying charge that Cleco Power shall recover for carrying costs on the regulatory assets comprising energy transition costs pursuant to the Financing Order.

“Energy Transition Bond” means any of the Series 2025-A Senior Secured Energy Transition Bonds issued by the Issuer pursuant to the Indenture.

“Energy Transition Bond Balance” means, as of any date, the aggregate Outstanding Amount of Energy Transition Bonds on such date.

“Energy Transition Bond Register” has the meaning specified in Section 2.05 of the Indenture.

“Energy Transition Bond Registrar” means the Trustee, in its capacity as keeper of the Energy Transition Bond Register, or any successor to the Trustee in such capacity.

“Energy Transition Charge Adjustment” means each semi-annual adjustment to Energy Transition Charges made in accordance with Section 4.01 of the Servicing Agreement and Annex 1 to the Servicing Agreement or other quarterly, interim or non-standard adjustment to Energy Transition Charges made in accordance with the Financing Order.

“Energy Transition Charges” means the nonbypassable amounts to be charged for the use or availability of electric services, approved by the LPSC in the Financing Order to pay principal of the Energy Transition Bonds and to recover financing costs (as defined in the Securitization Act), that shall be collected by Cleco Power, its successors, assignees or other collection agents as provided for in the Financing Order.

“Energy Transition Property” means all of Seller’s rights and interest under the Financing Order (including, without limitation, rights to impose, collect and receive the “energy transition charges” (as defined in the Securitization Act) approved in such Financing Order) issued by the LPSC on November 27, 2024 (Docket No. U-37213) pursuant to the Securitization Act, together with any and all other property described in the Bill of Sale, except the rights of Seller to earn and receive a rate of return on its invested capital in the Issuer, to receive administration and servicer fees and expenses, to withdraw funds from its restricted energy transition reserve funded by the proceeds from the sale of the Energy Transition Property, and to recover additional energy transition costs (as described in the Revenue Requirement Order), or to use the Seller’s remaining portion of those proceeds and to recover the DHPS Carrying Charge.

ANNEX 1-iii

“Energy Transition Property Documentation” means all documents relating to the Energy Transition Property, including copies of the Financing Order, the Issuance Advice Letter and all documents filed with the LPSC in connection with any Energy Transition Charge Adjustment.

“ETC Collections” means amounts constituting good funds collected by Servicer from any Person in respect of the Energy Transition Charges and the Energy Transition Property.

“Event of Default” has the meaning specified in Section 5.01 of the Indenture.

“Excess Funds Subaccount” has the meaning specified in Section 8.02(a) of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expected Amortization Schedule” means, with respect to the Energy Transition Bonds, or any Tranche thereof, the expected amortization schedule for principal thereof, as set forth in Schedule 4.01(a)(1) to the Servicing Agreement.

“Expected Sinking Fund Schedule” means, with respect to the Energy Transition Bonds, or any Tranche thereof, the expected sinking fund schedule for principal thereof, as set forth in Schedule 4.01(a)(2) to the Servicing Agreement.

“Financing Order” means the Financing Order U-37213 issued on November 27, 2024 (Docket No. U-37213) by the LPSC pursuant to the Securitization Act.

“General Subaccount” means the general subaccount established by the Trustee pursuant to Section 8.02(a) of the Indenture.

“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative function of government.

“Holder” or “Energy Transition Bondholder” means the Person in whose name an Energy Transition Bond of any Tranche is registered on the Energy Transition Bond Register.

“Indemnified Losses” has the meaning specified in Section 5.03 of the Servicing Agreement.

“Indenture” means the Indenture, dated as of the date hereof, by and between the Issuer, the Trustee and The Bank of New York Mellon Trust Company, National Association, as Securities Intermediary, and the Supplement (including the forms and terms of the Energy Transition Bonds established thereunder), as the same may be amended and supplemented with respect to the Energy Transition Bonds, from time to time.

ANNEX 1-iv

“Independent” means, when used with respect to any specified Person, that the Person:

(a) is in fact independent of the Issuer, any other obligor upon the Energy Transition Bonds, the Servicer and any Affiliate of any of the foregoing Persons,

(b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Servicer or any Affiliate of any of the foregoing Persons and

(c) is not connected with the Issuer, any such other obligor, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Insolvency Event” means, with respect to a specified Person,

(a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days, or

(b) the commencement by such Person of a voluntary case under any applicable federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Intercreditor Agreement’ means the Intercreditor Agreement dated as of the date hereof, among the Trustee, the Issuer, the Seller, Cleco Securitization I LLC and the other parties thereto, each in the capacities stated therein, as the same may be amended, modified supplemented or restated from time to time.

“Interim Adjustment Date” means the effective date of any interim (non-semi-annual) Energy Transition Charge Adjustment.

“Issuance Advice Letter” means the issuance advice letter filed with the LPSC by Cleco Power pursuant to the Financing Order in connection with the issuance of the Energy Transition Bonds.

“Issuer” means Cleco Securitization II LLC, a Louisiana limited liability company, or any successor thereto pursuant to the Indenture.

ANNEX 1-v

“Issuer LLC Agreement” means the Limited Liability Company Operating Agreement between the Issuer and Cleco Power, as sole member, effective as of November 21, 2024, as the same may be amended or supplemented from time to time.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

“Louisiana UCC” means the Uniform Commercial Code as in effect in the State of Louisiana.

“Louisiana UCC Filing Officer” means the clerk of the court of any parish in Louisiana.

“LPSC” means the Louisiana Public Service Commission or any successor entity thereto.

“LPSC Regulations” means any regulations, rules, or orders promulgated, issued or adopted by the LPSC.

“Majority Holders” means the Holders of not less than a majority of the Outstanding Amount of the Energy Transition Bonds.

“Moody’s” means Moody’s Investors Service Inc., or any successor thereto. References to Moody’s are effective so long as Moody’s is a rating agency.

“Officers’ Certificate” means a certificate signed, in the case of Cleco Power, by:

(a) any manager, the chairman of the board, the chief executive officer, the president, the vice chairman or any executive vice president, senior vice president or vice president; and

(b) the treasurer, any assistant treasurer, the secretary or any assistant secretary.

“Ongoing Financing Costs” means the ongoing financing costs described as such in the Financing Order, including Operating Expenses, any necessary replenishment of the Capital Subaccount, any deficiency between the Capital Subaccount’s income from investment and the amount of return on investment earned by the Seller, and any other costs identified in the Basic Documents; provided, however, that Ongoing Financing Costs do not include the Issuer’s costs of issuance of the Energy Transition Bonds.

“Operating Expenses” means, with respect to the Issuer, all fees, costs and expenses owed by the Issuer with respect to the Energy Transition Bonds, including all amounts owed by the Issuer to the Trustee (including any indemnity payments to the Trustee), the Servicing Fee, the Administration Fee, the costs and expenses incurred by the Seller in connection with the performance of the Seller’s obligations under Section 4.08 of the Sale Agreement, the costs and expenses incurred by the Servicer in connection with the performance of the Servicer’s obligations under Section 5.02(d) of the Servicing Agreement, the fees payable by the Issuer to the independent manager of the Issuer, administrative expenses, including external legal and external accounting fees, ratings maintenance fees, and all other costs and expenses recoverable by the Issuer under the terms of the Financing Order.

“Opinion of Counsel” means one or more written opinions of counsel who may be an employee of or counsel to the Servicer or the Issuer, which counsel shall be reasonably acceptable to the party or parties receiving such opinion of counsel, and which opinion shall be in form reasonably satisfactory to such party or parties. As to any factual matter involved in an opinion of counsel, such counsel may rely, to the extent they deem such reliance proper, upon a certificate or certificates setting forth such matters which have been signed by an official, officer, general partner or authorized representative of a particular government authority, corporation, company or other Person.

ANNEX 1-vi

“Outstanding” with respect to Energy Transition Bonds means, as of the date of determination, all Energy Transition Bonds theretofore authenticated and delivered under the Indenture except:

(a) Energy Transition Bonds theretofore canceled by the Energy Transition Bond Registrar or delivered to the Energy Transition Bond Registrar for cancellation;

(b) Energy Transition Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Energy Transition Bonds; provided, however, that if such Energy Transition Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Trustee; and

(c) Energy Transition Bonds in exchange for or in lieu of other Energy Transition Bonds which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Energy Transition Bonds are held by a bona fide purchaser;

provided that in determining whether the Holders of the requisite Outstanding Amount of the Energy Transition Bonds have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Energy Transition Bonds owned by the Issuer, any other obligor upon the Energy Transition Bonds, Cleco Power or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be fully protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Energy Transition Bonds that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Energy Transition Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Energy Transition Bonds and that the pledgee is not the Issuer, any other obligor upon the Energy Transition Bonds, the Servicer or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Outstanding Energy Transition Bonds, or, if the context requires, all Outstanding Energy Transition Bonds of a Tranche, Outstanding at the date of determination.

“Paying Agent” means the entity so designated in Section 3.03 of the Indenture or any other Person that meets the eligibility standards for the Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments of principal of or premium, if any, or interest on the Energy Transition Bonds on behalf of the Issuer.

“Payment Date” has the meaning set forth in Section 3(b) of the Supplement.

“Periodic Billing Requirement” means the aggregate dollar amount of Energy Transition Charges that must be billed during a given period (i.e., semi-annually, or such other applicable period) so that the projected ETC Collections will be timely and sufficient to meet the entire aggregate Periodic Payment Requirement for that period, based upon: (i) forecast usage data for the period; (ii) forecast uncollectibles for the period; and (iii) forecast lags in collection of billed Energy Transition Charges for the period. In the Energy Transition Charge Adjustment process, the over or under collection from any period will be added to or subtracted from, as the case may be, the Periodic Billing Requirement for the upcoming period.

ANNEX 1-vii

“Periodic Payment Requirement” means the required periodic payment for a given period (i.e., semi-annually, or such other applicable period) due under (or otherwise payable with respect to) the Energy Transition Bonds. As to be more fully specified in the bond financing documents, each periodic payment requirement includes: (a) the principal amount of the Energy Transition Bonds in accordance with the Expected Sinking Fund Schedule (plus deficiencies of previously scheduled principal for any reason); (b) periodic interest on the Energy Transition Bonds (including any accrued and unpaid interest); (c) Operating Expenses (including any accrued and unpaid amounts); (d) any necessary replenishment of the Capital Subaccount, and (e) Issuer’s return on the capital investment made by Cleco Power in the Issuer (including any accrued and unpaid amounts so that Cleco Power can earn the return permitted under the Financing Order).

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Rate Schedules” means Rate Schedule ETCA (Energy Transition Charge Adjustment) and Rate Schedule ETSA (Energy Transition Surcredit Adjustment) filed by the Seller pursuant to ordering paragraph 10 of the Financing Order.

“Rating Agency” means any rating agency rating the Energy Transition Bonds, at the time of issuance at the request of the Issuer, which initially shall be Moody’s and Standard & Poor’s. If no such organization or successor is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, written notice of which designation shall be given to the Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, at least ten (10) Business Days’ prior written notification to each Rating Agency of such action, and written confirmation from each of S&P and Moody’s to the Servicer, the Trustee and the Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of any Tranche of the Energy Transition Bonds and that prior to the taking of the proposed action no other Rating Agency shall have provided written notice to the Issuer that such action has resulted or would result in the suspension, reduction or withdrawal of the then current rating of any such Tranche of the Energy Transition Bonds; provided, that, if within such ten (10) Business Day period, any Rating Agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such Rating Agency is reviewing and considering the notification, then (i) the Issuer shall be required to confirm that such Rating Agency has received the Rating Agency Condition request, and if it has, promptly request the related Rating Agency Condition confirmation and (ii) if the Rating Agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five (5) Business Days following such second (2nd) request, the applicable Rating Agency Condition requirement shall not be deemed to apply to such Rating Agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).

ANNEX 1-viii

“Regulation AB” means the rules of the SEC promulgated under Subpart 229.1100—Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time.

“Reimbursable Expenses” has the meaning specified in Section 6.07(c) of the Servicing Agreement.

“Released Parties” has the meaning specified in Section 6.02(f) of the Servicing Agreement.

“Replacement Servicer” is defined in Section 4 of the Intercreditor Agreement.

“Requirement of Law” means any foreign, federal, state or local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or common law.

“Responsible Officer” means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any Vice President, Director, Managing Officer, associate, Assistant Vice President, Secretary, Assistant Secretary, or any other officer of the Trustee having direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and with respect to the Issuer, any officer, including President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, of the Issuer, or any Manager.

“Return on Invested Capital” has the meaning specified in Appendix A to the Indenture.

“Revenue Requirement Order” means Order No. U-35753-A issued by the LPSC in Docket No. U-35753 on May 16, 2024.

“S&P” means S&P Global Ratings, a division of S&P Global Inc. or any successor in interest. References to S&P are effective so long as S&P is a rating agency.

“Sale Agreement” means the Energy Transition Property Sale Agreement, dated as of the date hereof, relating to the Energy Transition Property, by and between the Seller and the Issuer, as the same may be amended and supplemented from time to time.

“Scheduled Final Payment Date” means the date by which the principal of a tranche of the Energy Transition Bonds is expected  to be repaid in full in accordance with the Expected Amortization Schedule.

“SEC” means the U.S. Securities and Exchange Commission.

ANNEX 1-ix

“Securitization Act” means the “Louisiana Electric Utility Energy Transition Securitization Act,” as amended, codified at La. R.S. 45:1271-1281.

“Seller” means Cleco Power, or its successor, in its capacity as seller of the Energy Transition Property to the Issuer pursuant to the Sale Agreement.

“Semi-annual Servicer’s Certificate” means the statement prepared by the Servicer and delivered to the Trustee with respect to the Energy Transition Bonds, on or prior to each Payment Date therefor, the form of which is attached to the Servicing Agreement as Exhibit B.

“Servicer” means Cleco Power, as the servicer of the Energy Transition Property, and each successor to or assignee of Cleco Power (in the same capacity) pursuant to Section 6.03, 6.04, or 7.04 of the Servicing Agreement.

“Servicer Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New Orleans, Louisiana, Chicago, Illinois, St. Paul, Minnesota or in the City of New York, New York, are required or authorized by law or executive order to remain closed, on which the Servicer maintains normal office hours and conducts business.

“Servicer Default” means the occurrence and continuation of one of the events specified in Section 7.01 of the Servicing Agreement.

“Servicer Policies and Practices” means, with respect to the Servicer’s duties under the Servicing Agreement, including Annex 1 to the Servicing Agreement, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself and, if applicable, others.

“Servicer Responsible Officer” means any officer, including President, Executive Vice President, Senior Vice President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, of the Servicer.

“Servicing Agreement” or this “Agreement” means the Energy Transition Property Servicing Agreement dated as of March 12, 2025, by and between the Issuer and the Servicer, and accepted and acknowledged by the Trustee, relating to the Energy Transition Property as the same may be amended and supplemented from time to time.

“Servicing Fee” means the fee payable by the Issuer to the Servicer on each Payment Date with respect to the Energy Transition Bonds, in an amount specified in Section 6.07 of the Servicing Agreement.

“Special Payment Date” means the date on which, with respect to the Energy Transition Bonds, any payment of principal of or interest (including any interest accruing upon default) on, or any other amount in respect of, the Energy Transition Bonds that is not actually paid within five days of the Payment Date applicable thereto is to be made by the Trustee to the Holders.

“Sponsor” means Cleco Power in its capacity as the Person who organizes and initiates an asset-backed securities transaction by selling or transferring assets, either directly or indirectly, to the Issuer.

“State” means any one of the 50 states of the United States of America or the District of Columbia.

“Storm Recovery Charges” means the nonbypassable amounts to be charged for the use or availability of electric services, approved by the LPSC in the Financing Order U-35807-B issued on April 1, 2022 (Docket No. U-35807) by the LPSC or in future financing orders issued by the LPSC under the Louisiana Electric Utility Storm Recovery Securitization Act.

ANNEX 1-x

“Successor Servicer” means (i) a successor to Cleco Power pursuant to Section 6.03 of the Servicing Agreement or (ii) a successor Servicer appointed by the Trustee pursuant to Section 7.04 of the Servicing Agreement which in each case will succeed to all the rights and duties of the Servicer under the Servicing Agreement.

“Supplement” means the Series Supplement, dated as of the date hereof, to the Indenture by and between the Issuer and the Trustee that authorizes the Energy Transition Bonds.

“Termination Notice” has the meaning specified in Section 7.01 of the Servicing Agreement.

“Third-Party Supplier” is a third-party supplier that is authorized by law to sell electric service to a customer using the transmission or distribution system of Cleco Power.

“Tranche” means any one of the tranches of Energy Transition Bonds, as specified in the Supplement.

“Trust Estate” has the meaning specified in the Supplement.

“Trustee” means The Bank of New York Mellon Trust Company, N.A., as indenture trustee, or its successor or any successor Trustee under the Indenture.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Underwriting Agreement” has the meaning specified in the Indenture.

“Utility” is defined in the introduction of the Intercreditor Agreement.

B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles. To the extent that the definitions of accounting terms in the Servicing Agreement are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in the Servicing Agreement shall control. As used in the Servicing Agreement, the term “including” means “including without limitation,” and other forms of the verb “to include” have correlative meanings. All references to any Person shall include such Person’s permitted successors.

C. Computation of Time Periods. Unless otherwise stated in the Servicing Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

D. Reference; Captions. The words “hereof”, “herein” and “hereunder” and words of similar import when used in the Servicing Agreement shall refer to the Servicing Agreement as a whole and not to any particular provision of the Servicing Agreement; and references to “Section”, “subsection”, “Schedule”, “Exhibit” and “Annex” in the Servicing Agreement are references to Sections, subsections, Schedule, Exhibits and Annex in or to the Servicing Agreement unless otherwise specified in the Servicing Agreement. The various captions (including the tables of contents) in the Servicing Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of the Servicing Agreement.

ANNEX 1-xi

E. Number; Gender. The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter forms of such terms.

ANNEX 1-xii